UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Quantum-Si Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee previously paid with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

530 Old Whitfield Street
Guilford, Connecticut 06437
March 29, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 annual meeting of stockholders of Quantum-Si Incorporated to be held at 3:30 p.m., Eastern Time, on Tuesday, May 10, 2022. This year’s annual meeting will be conducted solely via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting https://www.cstproxy.com/quantum-si/2022. You will not be able to attend the annual meeting in person.
Details regarding the meeting, the business to be conducted at the meeting, and information about Quantum-Si Incorporated that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual meeting, six persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, and to vote on the frequency of holding an advisory vote on the compensation of our named executive officers. Our board of directors recommends the approval of each of the first two proposals and a vote for a frequency of voting on executive compensation every year. Such other business will be transacted as may properly come before the annual meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On March 31, 2022 we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders and our 2021 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting, and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.
Thank you for your continued support of Quantum-Si Incorporated. We look forward to seeing you at the annual meeting.
Sincerely,

Jonathan M. Rothberg, Ph.D.
Interim Chief Executive Officer and Executive Chairman

530 Old Whitfield Street
Guilford, Connecticut 06437
March 29, 2022
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TIME: 3:30 p.m. Eastern Time
DATE: Tuesday, May 10, 2022
ACCESS: https://www.cstproxy.com/quantum-si/2022
This year’s annual meeting will be held virtually via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting https://www.cstproxy.com/quantum-si/2022 and entering the 12-digit control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3.
PURPOSES:
1.	To elect six directors to serve one-year terms expiring in 2023;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	To approve by an advisory vote the frequency of holding an advisory vote on compensation of our named executive officers; and
4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of Quantum-Si Incorporated Class A common stock or Class B common stock at the close of business on March 14, 2022. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 530 Old Whitfield Street, Guilford, Connecticut, 06437.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.
BY ORDER OF OUR BOARD OF DIRECTORS
Jonathan M. Rothberg, Ph.D. Interim Chief Executive Officer and Executive Chairman
i

ii

Quantum-Si Incorporated
530 Old Whitfield Street
Guilford, Connecticut 06437
PROXY STATEMENT FOR THE QUANTUM-SI INCORPORATED
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2022
This proxy statement, along with the accompanying notice of 2022 annual meeting of stockholders, contains information about the 2022 annual meeting of stockholders of Quantum-Si Incorporated, including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 3:30 p.m., Eastern Time, on Tuesday, May 10, 2022. This year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting https://www.cstproxy.com/quantum-si/2022. You will not be able to attend the annual meeting in person.
In this proxy statement, we refer to Quantum-Si Incorporated as “Quantum-Si,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.
On or about March 31, 2022, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders and our 2021 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2022
This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2021 annual report to stockholders are available for viewing, printing and downloading at https://www.cstproxy.com/quantum-si/2022.To view these materials please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2021, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.quantum-si.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Quantum-Si Incorporated, Attn: Investor Relations, 530 Old Whitfield Street, Guilford, Connecticut 06437. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
Our board of directors is soliciting your proxy to vote at the 2022 annual meeting of stockholders to be held virtually, on Tuesday, May 10, 2022, at 3:30 p.m., Eastern Time, and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 because you owned shares of our Class A common stock or Class B common stock (together, the “common stock”) on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about March 31, 2022.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why Are You Holding a Virtual Annual Meeting?
This year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.
How do I access the Virtual Annual Meeting?
The live audio webcast of the annual meeting will begin promptly at 3:30 p.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log-in and test your device’s audio system. The virtual annual meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the annual meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the annual meeting.
Log-in Instructions. To be admitted to the virtual annual meeting, you will need to log-in at https://www.cstproxy.com/quantum-si/2022 using the 12-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the annual meeting.
Will I be able to ask questions and have these questions answered during the Virtual Annual Meeting?
Stockholders may submit questions for the annual meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at https://www.cstproxy.com/quantum-si/2022, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.
Appropriate questions related to the business of the annual meeting (the proposals being voted on) will be answered during the annual meeting, subject to time constraints. Any such questions that cannot be answered during the annual meeting due to time constraints will be posted and answered at https://ir.quantum-si.com as soon as practical after the annual meeting. Additional information regarding the ability of stockholders to ask questions during the annual meeting, related to rules of conduct and other materials for the annual meeting will be available at https://www.cstproxy.com/quantum-si/2022.
What Happens if There Are Technical Difficulties During the Annual Meeting?
Beginning 15 minutes prior to, and during, the annual meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call 1 800-450-7155 (toll free) or +1 857-999-9155 (international).
Who May Vote?
Only stockholders of record at the close of business on March 14, 2022 will be entitled to vote at the annual meeting. As of the close of business on the record date, there were 138,693,664 shares of our common stock outstanding and entitled to vote, including 118,756,164 shares of Class A common stock and 19,937,500 shares of Class B common stock. Our Class A common stock and Class B common stock are our only classes of voting stock.
If on March 14, 2022 your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.
If on March 14, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our Class A common stock that you own entitles you to one vote and each share of our Class B common stock that you own entitles you to twenty votes.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.
If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:
•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.
•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until the Annual Meeting begins at 3:30pm Eastern Time on May 10, 2022.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.
How Does Our Board of Directors Recommend that I Vote on the Proposals?
Our board of directors recommends that you vote as follows:
•	“FOR” the election of the nominees for director;
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
•	“FOR” holding an advisory vote on the compensation of our named executive officers every year.
If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet or by telephone as instructed above;
•	by notifying Quantum-Si Incorporated’s Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or
•
by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors
Each nominee for director who receives the affirmative vote of a majority of the votes cast will be elected to serve until the next annual meeting of shareholders (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). You may vote either “for” or “against” each of the nominees, or you may “abstain” from voting for one or more nominees. If you “abstain” from voting with respect to one or more nominees, your vote will have no effect on the election of such nominees. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022, our audit committee of our board of directors will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers
The frequency of holding an advisory vote on the compensation of our named executive officers — every year, every two years or every three years — receiving the majority of votes cast will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote. Although the advisory vote is non-binding, the compensation committee and our board of directors will review the voting results and take them into consideration when determining the frequency of holding an advisory vote on the compensation of our named executive officers for the next six years.

Our Interim Chief Executive Officer and Executive Chairman of our board of directors, Dr. Rothberg, beneficially owns 100% of our Class B common stock and controls a majority of the voting power of all of our outstanding capital stock. As a result, Dr. Rothberg has the power to elect each of the nominees named in this proxy statement, ratify the appointment of our independent registered public accounting firm, and approve the frequency of holding an advisory vote on the compensation of our named executive officers.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. In addition, we are required to file on a Current Report on Form 8-K no later than the earlier of one hundred fifty calendar days after the annual meeting or sixty calendar days prior to the deadline for submission of stockholder proposals set forth on page 50 of this proxy statement under the heading “Stockholder Proposals and Nominations for Director” our decision on how frequently we will include a stockholder vote on the compensation of our named executive officers in our proxy materials.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
This year, our annual meeting will be held in a virtual meeting format only. To attend the virtual annual meeting, go to https://www.cstproxy.com/quantum-si/2022 shortly before the meeting time, and follow the instructions for downloading the Webcast. You need not attend the annual meeting in order to vote.
Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you, a single set of our proxy materials if multiple Quantum-Si Incorporated stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Corporate Secretary at: Quantum-Si Incorporated, 530 Old Whitfield Street, Guilford, Connecticut, 06437 or (203) 458-7100. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.
Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save us the cost of producing and mailing these documents by:
•	following the instructions provided on your Notice or proxy card;
•	following the instructions provided when you vote over the Internet; or
•	going to https://www.cstproxy.com/quantum-si/2022 and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of February 15, 2022 by:
•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our executive officers and directors; and
•	all of our executive officers and directors of as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Shares of Class A common stock issuable upon exercise of options and warrants currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.
The beneficial ownership of our common stock is based on 118,727,725 shares of our Class A common stock and 19,937,500 shares of our Class B common stock issued and outstanding as of February 15, 2022.
Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o Quantum-Si Incorporated, 530 Old Whitfield Street, Guilford, Connecticut 06437.
Name and Address of Beneficial Owner	Number of shares of Class A Common Stock	%	Number of shares Class B Common stock	%	% of Total Voting Power**
Directors and Executive Officers:
Jonathan M. Rothberg, Ph.D.(1)	15,692,967	13.2%	19,937,500	100%	80.1%
John Stark(2)	245,996	*	—	—	*
Claudia Drayton	—	—	—	—	—
Michael P. McKenna, Ph.D.(3)	834,105	*	—	—	*
Matthew Dyer, Ph.D.(4)	658,647	*	—	—	*
Christian LaPointe, Ph.D.(5)	90,580	*	—	—	*
Marijn Dekkers, Ph.D.(6)	549,980	*	—	—	*
Ruth Fattori(7)	49,980	*	—	—	*
Brigid A. Makes	—	—	—	—	—
Michael Mina, M.D., Ph.D.	—	—	—	—	—
Kevin Rakin(8)	1,890,000	1.6%	—	—	*
James Tananbaum, M.D.(9)	8,403,805	7.1%	—	—	1.6%
All Current Directors and Executive Officers as a Group (11 Individuals)(10)	28,170,064	23.6%	19,937,500	100%	82.4%
Five Percent Holders:
Jonathan M. Rothberg, Ph.D.(1)	15,692,967	13.2%	19,937,500	100%	8.1%
ARK Investment Management LLC(11)	13,067,150	11.0%	—	—	2.5%
Foresite Capital(9)	8,403,805	7.1%	—	—	1.6%
Glenview Capital Management, LLC(12)	6,000,000	5.1%	—	—	1.2%
*	Indicates beneficial ownership of less than 1%.
**
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and our Class B common stock as a single class. Each share of our Class B common stock is entitled to 20 votes per share and each share of our Class A common stock is entitled to 1 vote per share.

(1)
Consists of 15,692,967 shares of our Class A common stock and 19,937,500 shares of our Class B common stock held by Jonathan M. Rothberg, Ph.D., Dr. Rothberg’s spouse, 4C Holdings I, LLC, 4C Holdings V, LLC, 2012 JMR Trust Common, LLC and 23rd Century Capital LLC. Dr. Rothberg, Legacy Quantum-Si’s founder and our Interim CEO and Executive Chairman, is the sole manager of 4C Holdings I, LLC, 4C Holdings V, LLC and 2012 JMR Trust Common, LLC and has sole voting and investment control of our Class A common stock and our Class B common stock owned by those entities. Dr. Rothberg’s son is the manager of 23rd Century Capital LLC. Dr. Rothberg disclaims beneficial ownership of the shares held by his spouse and 23rd Century Capital LLC.

(2)	Consists of shares of our Class A common stock held by Mr. Stark, our former CEO.
(3)
Consists of (i) 797,500 shares of our Class A common stock held by Dr. McKenna, (ii) 19,939 shares of our Class A common stock issuable upon vesting of RSUs within 60 days of February 15, 2022 held by Dr. McKenna, and (iii) options to purchase 16,666 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock exercisable within 60 days of February 15, 2022 held by Dr. McKenna.

(4)
Consists of (i) 261,743 shares of our Class A common stock held by Dr. Dyer, (ii) 19,939 shares of our Class A common stock issuable upon vesting of RSUs within 60 days of February 15, 2022 held by Dr. Dyer, and (iii) options to purchase 376,965 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock exercisable within 60 days of February 15, 2022 held by Dr. Dyer.

(5)
Consists of (i) 79,933 shares of our Class A common stock held by Dr. LaPointe. and (ii) 10,647 shares of our Class A common stock issuable upon vesting of RSUs within 60 days of February 15, 2022 held by Dr. LaPointe.

(6)
Consists of (i) 37,485 shares of our Class A common stock held by Dr. Dekkers, (ii) 12,495 shares of our Class A common stock issuable upon vesting of RSUs within 60 days of February 15, 2022 held by Dr. Dekkers, and (iii) 500,000 shares of our Class A common stock held by Novalis Lifesciences Investments I, LP (“Novalis”). Dr. Dekkers has sole voting and investment control over the shares held by Novalis.

(7)
Consists of (i) 37,485 shares of our Class A common stock held by Ms. Fattori and (ii) 12,495 shares of our Class A common stock issuable upon vesting of RSUs within 60 days of February 15, 2022 held by Ms. Fattori.

(8)
Consists of (i) 89,000 shares of our Class A common stock held by Mr. Rakin and the Kevin L. Rakin Irrevocable Trust, (ii) 601,000 shares of our Class A common stock held by HighCape Partners QSI II Invest, L.P, (iii) 24,527 shares of our Class A common stock held by HighCape Partners II, L.P. and (iv) 1,175,473 shares of our Class A common stock held by HighCape Partners QP II, L.P. Mr. Rakin and Matt Zuga are the managing members of HighCape Capital II GP, LLC, which is the general partner of HighCape Partners II GP, L.P., which is the general partner of each of HighCape Partners QSI II Invest, L.P, HighCape Partners II, L.P. and HighCape Partners QP II, L.P., and as a result each may be deemed to share voting and investment discretion with respect to the common stock held by such entities. Mr. Rakin disclaims any beneficial ownership of the securities to be held by HighCape Partners QSI II Invest, L.P, HighCape Partners II, L.P. and HighCape Partners QP II, L.P. other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of each of these entities or individuals is 452 Fifth Avenue, 21st Floor, New York, NY 10018.

(9)
Based on Schedule 13D filed by Foresite Capital Management, LLC on June 21, 20221. Consists of 4,463,619 shares of our Class A common stock held by Foresite Capital Fund IV, L.P. (“Foresite IV”) 2,342,061 shares of our Class A common stock held by Foresite Capital Fund V, L.P. (“Foresite V”) and 1,598,125 shares of our Class A common stock held by Foresite Capital Opportunity Fund V, L.P. (“Foresite Opportunity”). Foresite Capital Management IV, LLC (“FCM IV”) is the general partner of Foresite IV and may be deemed to have sole voting and dispositive power over shares held by Foresite IV. Foresite Capital Management V, LLC (“FCM V”) is the general partner of Foresite V and Foresite Opportunity and may be deemed to have sole voting and dispositive power over shares held by Foresite V and Foresite Opportunity. Dr. James Tananbaum is the sole managing member of FCM IV and FCM V and may be deemed to have sole voting and dispositive power over shares held by Foresite IV, Foresite V and Foresite Opportunity. Each of FCM IV, FCM V and Dr. Tananbaum disclaims beneficial ownership of shares held by Foresite IV, Foresite V and Foresite Opportunity except to the extent of any pecuniary interest therein. The address of Foresite IV, Foresite V, Foresite Opportunity, FCM IV, FCM V and Dr. Tananbaum is 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.

(10)	See footnotes 1 and 3 through 9.
(11)
Based on Schedule 13G/A filed by ARK Investment Management LLC (“ARK”) on February 9, 2022. Consists of shares of our Class A common stock held by ARK. The business address of ARK is 3 East 28th Street, 7th Floor, New York, New York 10016.

(12)
Based on Schedule 13G/A filed by Glenview Capital Management, LLC (“Glenview Capital Management”) on February 14, 2022. Consists of 261,362 shares of our Class A common stock held for the account of Glenview Capital Partners, L.P. (“Glenview Capital Partners”), 1,913,372 shares of our Class A common stock held for the account of Glenview Capital Master Fund, Ltd., 641,271 shares of our Class A common stock held for the account of Glenview Institutional Partners, L.P., 1,369,620 shares of our Class A common stock held for the account of Glenview Offshore Opportunity Master Fund, Ltd., 1,673,485 shares of our Class A common stock held for the account of Glenview Capital Opportunity Fund, L.P., and 140,890 shares of our Class A common stock held for the account of Glenview Healthcare Master Fund (collectively, the Glenview Investment Funds). Glenview Capital Management serves as investment manager to each of the Glenview Investment Funds. Larry Robbins is the Chief Executive Officer of Glenview Capital Management. The address of the principal business office for Mr. Robbins, Glenview Capital Management and the Glenview Investment Funds is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

MANAGEMENT AND CORPORATE GOVERNANCE
Board of Directors and Management
Our bylaws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors currently consists of seven members and each of our directors is elected annually.
On March 29, 2022, our board of directors accepted the recommendation of the nominating and corporate governance committee and voted to nominate Jonathan M. Rothberg, Ph.D., Marijn Dekkers, Ph.D., Ruth Fattori, Brigid A. Makes, Michael Mina, M.D., Ph.D., and Kevin Rakin, each currently one of our directors, for election at the 2022 annual meeting of stockholders, to serve until the 2023 annual meeting of stockholders, and until their respective successors have been elected and qualified or subject to their earlier death, resignation or removal. James Tananbaum, M.D. will retire from our board of directors at the conclusion of the 2022 annual meeting of stockholders.
The following table sets forth certain information concerning our executive officers and directors as of February 15, 2022:
Name	Age	Position
Jonathan M. Rothberg, Ph.D.	58	Interim Chief Executive Officer and Executive Chairman of the Board
Claudia Drayton	54	Chief Financial Officer
Michael P. McKenna, Ph.D.	59	President and Chief Operating Officer
Matthew Dyer, Ph.D.	40	Chief Business Officer
Christian LaPointe, Ph.D.	51	General Counsel and Corporate Secretary
Marijn Dekkers, Ph.D.	64	Director
Ruth Fattori	69	Director
Brigid A. Makes	66	Director
Michael Mina, M.D., Ph.D.	38	Director
Kevin Rakin	61	Director
James Tananbaum, M.D.	58	Director
Jonathan M. Rothberg, Ph.D. is the founder of Legacy Quantum-Si and has served as our Interim Chief Executive Officer (“Interim CEO”) since February 8, 2022, and as the Executive Chairman of our board of directors since the Closing of the Business Combination (as defined below) in June 2021. Dr. Rothberg had served as the Executive Chairman of Legacy Quantum-Si since December 2015. He previously served as Legacy Quantum-Si’s Chief Executive Officer from December 2015 to November 2020. Dr. Rothberg is a scientist and entrepreneur who was awarded the National Medal of Technology and Innovation, the nation’s highest honor for technological achievement, by President Obama for inventing and commercializing high-speed DNA sequencing. Dr. Rothberg is the founder of the 4C medical technology incubator and the founder and Chairman of its companies: Quantum-Si, Butterfly Network, Inc., AI Therapeutics, Inc. (formerly LAM Therapeutics, Inc.), Hyperfine, Inc., Tesseract Health, Inc., Liminal Sciences, Inc. (formerly EpilepsyCo Inc.), Detect, Inc. (formerly Homodeus Inc.) and 4Bionics LLC.
These companies focus on using inflection points in medicine, such as deep learning, next-generation sequencing, and the silicon supply chain, to address global healthcare challenges. Dr. Rothberg previously founded and served as Chairman, Chief Executive Officer, and Chief Technology Officer of Ion Torrent Systems, Inc. from 2007 to 2010, and founded and served as Chairman and Chief Executive Officer of RainDance Technologies, Inc. from 2004 to 2009. From 1999 to 2007, Dr. Rothberg co-founded and served as Chairman of ClarifI, Inc., and from 1999 to 2006, he founded and served as Chairman, Chief Executive Officer and Chief Technology Officer of 454 Life Sciences Corporation. With 454 Life Sciences, Dr. Rothberg brought to market the first new way to sequence genomes since Sanger and Gilbert won the Nobel Prize for their method in 1980. With 454’s technology, Dr. Rothberg sequenced the first individual human genome, and with Svante Paabo he initiated the first large-scale effort to sequence ancient DNA (The Neanderthal Genome Project). Prior to 454 Life Sciences, Dr. Rothberg founded and served as Chairman and Chief Executive Officer of CuraGen Corporation from 1993 to 2004. His contributions to the field of genome sequencing include the first non-bacterial cloning method (cloning by limited dilution) and the first massively parallel DNA sequencing method (parallel sequencing by synthesis on a single substrate), concepts that have formed the basis for all subsequent next generation sequencing technologies. Dr. Rothberg is an Ernst and Young Entrepreneur of the Year, is the recipient of The Wall Street Journal’s First Gold Medal for Innovation, SXSW Best in Show, Nature Methods First Method of the Year Award, the Connecticut Medal of Technology, the DGKL

Biochemical Analysis Prize, and an Honorary Doctorate of Science from Mount Sinai. Dr. Rothberg is a member of the National Academy of Engineering, the Connecticut Academy of Science and Engineering, is a trustee of Carnegie Mellon University and an Adjunct Professor of Genetics at Yale University. Dr. Rothberg serves as Chairman of the board of directors of Butterfly Network, Inc. (NYSE: BFLY) and as a member of the board of directors of Hyperfine, Inc. (Nasdaq: HYPR). Dr. Rothberg received his Ph.D., M.Phil. and M.S. in biology from Yale University and his B.S. in chemical engineering from Carnegie Mellon University. Dr. Rothberg’s qualifications to serve on our board of directors include his significant scientific, executive and board leadership experience in the technology industry, as well as his knowledge of our business as Legacy Quantum-Si’s founder.
Claudia Drayton has served as our Chief Financial Officer since the Closing of the Business Combination in June 2021, and had served as Chief Financial Officer of Legacy Quantum-Si since April 2021. She previously served as Chief Financial Officer of Nuwellis, Inc. (formerly CHF Solutions, Inc.) (“Nuwellis”), a medical device company, from January 2015 to April 2021. During her tenure as Chief Financial Officer of Nuwellis, Ms. Drayton guided the company through the acquisition of its commercial product line, and the completion of several public equity offerings to finance the company’s commercial expansion. Prior to joining Nuwellis, Ms. Drayton spent 15 years at Medtronic plc (“Medtronic”) a global leader in the medical device industry. During her tenure at Medtronic, Ms. Drayton held multiple senior managerial finance positions, culminating with an assignment in Europe serving as Chief Financial Officer of the peripheral vascular business from 2010 to 2012 and, more recently, as Chief Financial Person of the integrated health solutions business from 2012 to 2014. In these capacities, her responsibilities and experiences included profitability management, strategic planning, mergers and acquisitions, planning and forecasting, and implementation of financial best practices. Before joining Medtronic, Ms. Drayton was an audit and business advisory manager at Arthur Andersen LLP for seven years. Ms. Drayton received her M.B.A. from the University of Minnesota’s Carlson School of Management and her B.S. from the University of Mary Hardin-Baylor and is a Certified Public Accountant (inactive).
Michael P. McKenna, Ph.D. has served as our President and Chief Operating Officer since the Closing of the Business Combination in June 2021, and had served as President and Chief Operating Officer of Legacy Quantum-Si since December 2014. Prior to joining us, Dr. McKenna served as Vice President, R&D at Life Technologies Corporation, a global biotechnology company, from August 2011 to July 2014, and as a consultant to Life Technologies from February 2011 to August 2011. Prior to that, Dr. McKenna served as Chief Scientific Officer of Tethys Bioscience, Inc., a diagnostics company, from August 2004 to February 2011, and as Vice President of Curagen Corporation, a biopharmaceutical company, from 1993 to 2003. Dr. McKenna received his B.S. in molecular biology and German from Carnegie Mellon University and his Ph.D. in biology from Yale University.
Matthew Dyer, Ph.D. has served as our Chief Business Officer since the Closing of the Business Combination in June 2021, and had served as Chief Business Officer of Legacy Quantum-Si since December 2020, and as Legacy Quantum-Si’s Chief Product Officer from September 2019 to December 2020 and Head of Product and Marketing from January 2015 to September 2019. Prior to joining us, from April 2014 to January 2015, Dr. Dyer was Head of Cloud and Telemedicine Strategy at the 4Catalyzer Corporation (“4C”) medical technology incubator. Prior to that, Dr. Dyer served in various roles at Life Technologies Corporation, a global biotechnology company, including as Associate Director and Group Leader, Information Applications from December 2012 to April 2014, Associate Director, Bioinformatics and Community, from February 2012 to December 2012, and Senior Product Manager, Bioinformatics and Community from August 2011 to February 2012. Dr. Dyer received his B.S. in bioinformatics and B.A. in Russian from Brigham Young University, his Ph.D. in genetics, bioinformatics and computational biology from Virginia Tech and his M.B.A. from the University of North Carolina.
Christian LaPointe, Ph.D. has served as our General Counsel and Corporate Secretary since the Closing of the Business Combination in June 2021, and had served as General Counsel of Legacy Quantum-Si since November 2020. Prior to joining us, Dr. LaPointe served as General Counsel at ArcherDX, Inc., a genomics company, from January 2015 to August 2019, and as Deputy General Counsel at ArcherDX from August 2019 to October 2020. Dr. LaPointe also served as General Counsel to Celsee, Inc., a single-cell analysis solutions provider, from August 2019 to June 2020. Previously, Dr. LaPointe was General Counsel at Thrive Bioscience, Inc., a cell culture instruments and software company, from August 2014 to July 2019, General Counsel of Enzymatics, Inc. from March 2013 to January 2015, General Counsel of Axios Biosciences, LLC, an oncology drug discovery company, from December 2012 to December 2014, and a litigation attorney at the law firm Sherin and Lodgen LLP from April 2012 to March 2013. Dr. LaPointe received his B.S. in biochemistry from the University of New Hampshire, his Ph.D. in biochemistry from Dartmouth College and his J.D. from Suffolk University Law School.

Marijn Dekkers, Ph.D. has served on our board of directors since the Closing of the Business Combination in June 2021. Since May 2017, Dr. Dekkers has served as a founder and the chairman of Novalis LifeSciences LLC, an investment and advisory firm for the life science industry. From January 2010 to May 2016, Dr. Dekkers served as chief executive officer of Bayer AG in Leverkusen, Germany, and from 2002 to 2009, he was chief executive officer of Thermo Fisher Scientific. Dr. Dekkers currently serves on the board of directors of the Foundation for the National Institutes of Health, Georgetown University, Cerevel Therapeutics Holdings, Inc. (Nasdaq: CERE) and Ginkgo Bioworks Holdings, Inc. (NYSE: DNA). Dr. Dekkers previously served on the board of directors of Quanterix Corporation (Nasdaq: QTRX) from March 2017 to September 2021. Dr. Dekkers received his Ph.D. and M.S. in chemical engineering from the University of Eindhoven and his bachelor’s degree in chemistry from the Radboud University, both in the Netherlands. Dr. Dekkers’ qualifications to serve on our board of directors include his extensive executive experience in the healthcare industry and his significant corporate governance experience.
Ruth Fattori has served on our board of directors since the Closing of the Business Combination in June 2021 and had served on the Legacy Quantum-Si board of directors since March 2021. Since January 2019, Ms. Fattori serves as the managing Partner of Pecksland Partners, a consulting firm dedicated to advising boards of directors, CEOs and senior executives on human resources issues. She also serves as a Senior Advisor at the Boston Consulting Group supporting their CEO Advisory program and People and Organization Practice. From February 2013 through December 2018, Ms. Fattori served in various roles at PepsiCo, Inc., most recently as Executive Vice President and Chief Human Resources Officer. From 2010 to February 2013, she served as Managing Partner of Pecksland Partners, and from 2008 to 2009 she was Executive Vice President and Chief Administrative Officer for MetLife. Earlier, she was the Executive Vice President and Chief Human Resources Officer at Motorola. Ms. Fattori has served as a member of the board of directors of Hyperfine, Inc. (Nasdaq: HYPR) since August 2021. Ms. Fattori received her B.S. in mechanical engineering from Cornell University. Ms. Fattori’s qualifications to serve on our board of directors include her extensive executive and human resources management experience.
Brigid A. Makes has served on our board of directors since the Closing of the Business Combination in June 2021. Ms. Makes has served as an independent consultant for medical device and healthcare companies since July 2017, specifically advising on financial, funding and strategic responsibilities. From September 2011 to July 2017, Ms. Makes served as Senior Vice President and Chief Financial Officer of Miramar Labs, Inc., a biotechnology company focused on aesthetics and dermatology. From 2006 to 2011, Ms. Makes served as Senior Vice President and Chief Financial Officer of AGA Medical Corporation, a medical device company developing interventional devices for the minimally invasive treatment of structural heart defects and peripheral vascular disorders. Prior to joining AGA, Ms. Makes held various positions at Nektar Therapeutics Inc. from 1999 to 2006, including serving as Chief Financial Officer. Prior to 1999, Ms. Makes also served as Chief Financial Officer at Oravax Inc. and Haemonetics Corp. Since September 2020, Ms. Makes has served as a member of the board of directors of Aziyo Biologics, a publicly traded regenerative medicine company, where Ms. Makes serves on the audit committee, and the nominating and corporate governance committee. Since December 2019, Ms. Makes has also been a member of the board of directors of Mind Medicine (MindMed) Inc., a publicly traded neuro-pharmaceutical company, where Ms. Makes serves on the audit committee, and the compensation, nominating and governance committee. Ms. Makes holds an M.B.A. from Bentley University and a Bachelor of Commerce degree in Finance & International Business from McGill University. Ms. Makes’ qualifications to serve on our board of directors include her extensive executive leadership experience in the healthcare and life sciences industries and her experience serving on the board of directors of other publicly traded companies.
Michael Mina, M.D., Ph.D. has served on our board of directors since the Closing of the Business Combination in June 2021, and had served as our Chief Medical Advisor from the Closing of the Business Combination in June 2021 until February 2022 and as Chief Medical Advisor of Legacy Quantum-Si from April 2021 until the Closing of the Business Combination in June 2021. Since October 2021, Dr. Mina has also served as the Chief Science Officer of eMed, where he leads the Advisory Services group in enabling diagnostics companies to digitize their point of care solutions on the eMed platform. From January 2021 to October 2021, Dr. Mina previously served as the Chief Medical Advisor for Detect, Inc., a molecular diagnostics company. From July 2019 to October 2021, Dr. Mina served as an assistant professor of epidemiology at the Harvard T.H. Chan School of Public Health and a core member of the School’s Center for Communicable Disease Dynamics (CCDD), as well as assistant professor in immunology and infectious diseases at the Harvard Chan School, and associate medical director in clinical microbiology (molecular diagnostics) in the Department of Pathology at Brigham and Women’s Hospital, Harvard Medical School. From June 2016 to June 2019, he was a resident physician in clinical pathology at Brigham and

Women’s Hospital. Dr. Mina received his B.S. in engineering and global health from Dartmouth College. He received his M.D. and Ph.D. from Emory University. Dr. Mina’s qualifications to serve on our board of directors include his scientific experience in the healthcare field as well as his medical background.
Kevin Rakin has served on our board of directors since June 2020. Mr. Rakin was HighCape’s Chief Executive Officer from June 2020 to June 2021. Since October 2013, Mr. Rakin has been a co-founder and partner of HighCape, and he brings more than 30 years of experience as an executive and investor in the life sciences industry. Most recently, he served as the President of Shire Regenerative Medicine LLC (“SRM”) from June 2011 to November 2012. Prior to joining SRM, Mr. Rakin was the Chairman and Chief Executive Officer of Advanced BioHealing, Inc. from 2007 until its acquisition by SRM in 2011. Before that, he served as an Executive-In-Residence at Canaan Partners, a venture capital firm. Until its merger with Clinical Data, Inc. in 2005, Mr. Rakin was the co-founder, President and Chief Executive Officer of Genaissance Pharmaceuticals, Inc., a pharmacogenomics company. He is currently on the boards of directors of Aziyo Biologics, Inc. (Chairman), Cybrexa, Inc., Oramed Pharmaceuticals, Inc., Convexity Scientific, Inc. (Chairman) and Nyxoah S.A. Mr. Rakin received his M.B.A. from Columbia University and B.Com. (Hons) from the University of Cape Town, South Africa. Mr. Rakin’s qualifications to serve on our board of directors include his extensive experience in the life sciences industry, as both an executive and an investor and his network of contacts in the industry.
James Tananbaum, M.D. has served on our board of directors since the Closing of the Business Combination in June 2021. Dr. Tananbaum is a founder of Foresite and has served as its Chief Executive Officer since 2010. Earlier in his career, Dr. Tananbaum founded GelTex Pharmaceuticals Inc. (GELX acquired by SANOFI/Genzyme) while a student at Harvard University and founded and was start-up Chief Executive Officer for Theravance Biopharma, Inc. (TBPH and INVA). Dr. Tananbaum received his M.D. from Harvard Medical School, his M.B.A. from Harvard Business School, and his B.S. and B.S.E.E. in applied math and electrical engineering/computer science from Yale University. Dr. Tananbaum’s qualifications to serve on our board of directors include his significant executive leadership experience and his experience in the healthcare industry.
There are no family relationships between or among any of our directors or executive officers.
There are no legal proceedings to which any of our directors or executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.
Director Diversity
Board Diversity Matrix (As of February 15, 2022)
Total Number of Directors 7
	Female	Male	Non- Binary	Did Not Disclose Gender
Gender:
Directors	2	3	0	2
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian (other than South Asian)	0	0	0	0
South Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Persons with Disabilities	0
Role of Board in Risk Oversight
The board of directors have extensive involvement in the oversight of risk management related to us and our business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.
Controlled Company Exemption
Jonathan M. Rothberg, Ph.D. beneficially owns a majority of the voting power of all of our outstanding shares of common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq Listing Rules. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that director nominees must either be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Nevertheless, we have opted to have a majority of our board of directors be independent, and our compensation committee is comprised of independent directors, as more fully described below.
Composition of the Board of Directors
Our business and affairs are managed under the direction of our board of directors. Our board of directors is declassified, and the directors are elected annually.
Independence of the Board of Directors
Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are largely exempt from such requirements. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, we have determined that Marijn Dekkers, Ph.D., Ruth Fattori, Brigid A. Makes, Michael Mina, M.D., Ph.D. and James Tananbaum, M.D., representing five of our directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.
Board Committees
The standing committees of the board of directors consist of an audit committee, a compensation committee, and a nominating and corporate governance committee. The Board may from time to time establish other committees.
Our chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation, and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of the board of directors will provide appropriate risk oversight of our activities given the controlling interests held by Jonathan M. Rothberg, Ph.D.
Meeting Attendance. During the fiscal year ended December 31, 2021, which includes both the periods prior to and following the Business Combination (as defined below), there were eight meetings of our board of directors, and the various committees of the board of directors met a total of seven times. No director attended fewer than 75% of the total number of meetings of the board of directors and of committees of the board of directors on which such director served during the fiscal year ended December 31, 2021. The board of directors has adopted a policy under which each member of the board of directors makes every effort to but is not required to attend each annual meeting of our stockholders.

Audit Committee
Our audit committee met three times during the fiscal year ended December 31, 2021. The audit committee consists of Brigid A. Makes, who serves as the chairperson, Marijn Dekkers, Ph.D. and Ruth Fattori. Each member of the audit committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Exchange Act.
The board of directors has determined that Ms. Makes qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the Nasdaq Listing Rules.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our independent registered public accounting firm.
The board of directors has adopted a written charter for the audit committee, which is available on our website at https://www.quantum-si.com under Investors — Governance — Governance Documents.
Compensation Committee
Our compensation committee met three times during the fiscal year ended December 31, 2021. The compensation committee currently consists of Ruth Fattori, who serves as the chairperson, Marijn Dekkers, Ph.D. and James Tananbaum, M.D.
The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of its executive officers and directors, (2) monitoring our incentive and equity-based compensation plans, (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC, and (4)overseeing matters relating to human capital management, including reviewing our strategy, objectives, policies and practices in the areas of compensation, benefits, management and leadership development, diversity and equal opportunity and human resource planning.
During the fiscal year ended December 31, 2021, the compensation committee retained Aon’s Human Capital Solutions practices, a division of Aon plc, an independent executive compensation consulting firm (“AON”), as an independent advisor to the compensation committee to provide executive compensation consulting services. AON did not provide any services to the Company other than executive compensation consulting services during the fiscal year ended December 31, 2021. In compliance with the SEC and the Nasdaq Listing Rules, AON provided the compensation committee with a letter addressing each of the six independence factors. Their responses affirm the independence of AON and the partners, consultants, and employees who service the compensation committee on executive compensation matters and governance issues.
The board of directors has adopted a written charter for the compensation committee, which is available on our website at https://www.quantum-si.com under Investors — Governance — Governance Documents.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee met one time during the fiscal year ended December 31, 2021. The nominating and corporate governance committee consists of Jonathan M. Rothberg, Ph.D., who serves as the chairperson, and Kevin Rakin. The purpose of the nominating and corporate governance committee is to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying members of the board of directors qualified to fill vacancies on any committee of the board of directors and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to us, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.

Generally, our nominating and corporate governance committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating and corporate governance committee will evaluate a candidate’s qualifications in accordance with our Corporate Governance Guidelines. Threshold criteria include: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and conflicts of interest. Our nominating and corporate governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and corporate governance committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.
If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. Any such recommendation should be made in writing to the nominating and corporate governance committee, care of our Corporate Secretary at our principal executive office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:
•	all information relating to such person that would be required to be disclosed in a proxy statement;
•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and
•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.
The recommendation must also be accompanied by the following information concerning the proposed nominee:
•	certain biographical information concerning the proposed nominee;
•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•	certain information about any other security holder of the Company who supports the proposed nominee;
•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and
•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our bylaws.
The board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our website at https://www.quantum-si.com under Investors — Governance — Governance Documents.
Compensation Committee Interlocks and Insider Participation
During 2021, the members of our compensation committee were Ruth Fattori, Marijn Dekkers, Ph.D. and James Tananbaum, M.D. Dr. Tananbaum is the sole managing member of Foresite Capital Management IV, LLC and Foresite Capital Management V, LLC, the general partners of Foresite Capital Fund IV, L.P. and Foresite Capital Fund V, L.P., respectively, two of our stockholders. Dr. Dekkers is the Chairman of Novalis Lifesciences Investments I, LP, one of our stockholders. We have entered into certain transactions with affiliates of Foresite Capital Fund IV, L.P., Foresite Capital Fund V, L.P., and Novalis Lifesciences Investments I, LP, as further described under “Certain Relationships and Related Party Transactions” below.
No officer or employee has served as a member of the compensation committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines in accordance with the Nasdaq Listing Rules that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of non-management directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of our chief executive officer, and management succession planning. A copy of our corporate governance guidelines is posted on our website at https://www.quantum-si.com under Investors — Governance — Governance Documents.
Stockholder Communications to the Board of Directors
Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 877-9641 or ir@quantum-si.com. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairman of the board of directors at Quantum-Si Incorporated, 530 Old Whitfield Street, Guilford, Connecticut. Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as: junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
On June 10, 2021, HighCape Capital Acquisition Corp., a Delaware corporation (“HighCape” and after the Business Combination described herein, the “Company”), consummated a business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of February 18, 2021 (the “Business Combination Agreement”), by and among HighCape, Tenet Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Quantum-Si Incorporated, a Delaware corporation (“Legacy Quantum-Si”). Immediately upon the consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”, and such completion, the “Closing”), Merger Sub merged with and into Legacy Quantum-Si, with Legacy Quantum-Si surviving the Business Combination as a wholly-owned subsidiary of HighCape. In connection with the Transactions, HighCape changed its name to “Quantum-Si Incorporated” and Legacy Quantum-Si changed its name to “Q-SI Operations Inc.”
Prior to the Business Combination on June 10, 2021, none of our officers received any cash compensation for services rendered to us. Accordingly, this Compensation Discussion and Analysis (“CD&A”) relates to the compensation of executive officers who became our executive officers following the Business Combination.
In accordance with SEC rules and regulations, our Named Executive Officers (“NEOs”) for 2021 include our former Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and the three other most highly compensated executive officers serving as executive officers on December 31, 2021. Our NEOs for 2021 are the following five executives, who became our executive officers following the Business Combination, each of whom also held their respective positions at Legacy Quantum-Si prior to the Business Combination. This CD&A only discusses the compensation of our five NEOs who became our executive officers following the Business Combination since our executive officers prior to the Business Combination did not receive any cash compensation for service rendered to us.
Name	Principal Position
John Stark	Former Chief Executive Officer
Claudia Drayton	Chief Financial Officer
Michael P. McKenna, Ph.D.	President and Chief Operating Officer
Matthew Dyer, Ph.D.	Chief Business Officer
Christian LaPointe, Ph.D.	General Counsel and Corporate Secretary
Mr. Stark’s employment with us, and his service as a member of the board of directors, terminated effective February 8, 2022. The terms of his separation agreement are discussed below under “Employment Arrangements – John Stark.”
The compensation of these NEOs for the portion of 2021 prior to the Business Combination was determined by Legacy Quantum-Si. Prior to the Business Combination in June 2021, Legacy Quantum-Si was not a publicly traded company and did not have a compensation committee or peer group, and so decisions regarding executive compensation were made by the board of directors. Additionally, Mr. Stark, our former CEO, Ms. Drayton, our CFO, and Dr. LaPointe our General Counsel, joined Legacy Quantum-Si in late 2020 or early 2021 in preparation for the Business Combination and negotiated the terms of their offer letters of employment including their equity compensation with Legacy Quantum-Si based on the expected transaction.
Upon consummation of the Business Combination, our board of directors established a compensation committee consisting of Ruth Fattori, the chairperson, Marijn Dekkers, Ph.D. and James Tananbaum, M.D., which is responsible for determining our executive compensation following the Business Combination. The compensation committee’s written charter is available on our website at https://www.quantum-si.com under Investors — Governance — Governance Documents.
Following the Business Combination, our compensation committee engaged AON, who provided recommendations for public company executive compensation, based on its review of proxy statement data, survey data, current industry trends, existing employment arrangements, appropriate dilution and overhang and other factors specifically related to us, increases to the level of base salary of certain NEOs, setting target bonus opportunities for the annual performance- based cash incentive plan, and equity awards to certain NEOs. The board of directors and compensation committee considered these recommendations, along with the Company’s and the individual’s overall performance and the unique circumstances associated with any individual executive, in determining these compensation changes, which were made to ensure better alignment with market data and in consideration of internal pay equity.
In the paragraphs that follow, we have provided an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies since the Business Combination, and the material factors that we considered in making those decisions. Following this section, you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2021 to the NEOs:
Executive Compensation Philosophy
Our compensation committee regularly reviews the elements of the individual compensation packages for our CEO and our other executive officers to achieve the following primary objectives:
•	Attract, motivate and retain executive officers of outstanding ability and potential;
•	Reinforce the execution of our business strategy and the achievement of our business objectives; and
•	Align the interests of our executive officers with the interests of our stockholders, with the ultimate objective of increasing stockholder value.
We aim for simplicity in our compensation program so that it is easy for our employees and our stockholders to understand the various components of our compensation program and the incentives designed to drive our performance. The three key components of our executive compensation program are base salary, annual cash performance-based incentives and equity-based incentive awards.
Our executive compensation program adheres to the following practices:
What We Do		What We Don’t Do
✔	Emphasize “at-risk” compensation and long-term equity incentives	✘	No guaranteed “single-trigger” change in control payments
✔	Tie performance bonus opportunities to defined corporate objectives	✘	No tax reimbursements or tax gross-ups on severance or change in control payments
✔	Structure severance payments as “double-trigger” requiring both a change in control and an involuntary termination for payout	✘	No special executive welfare or health benefits, or retirement plans not available to our employees generally
✔	Assess risks of our compensation program annually	✘	No guaranteed salary increases or bonuses
✔	Maintain a compensation committee comprised entirely of independent directors	✘	No extensive perquisites
✔	Retain an independent compensation advisor
2021 Business Highlights
2021 was an important year for us as we completed our Business Combination and continued to build upon our development and manufacturing capabilities and continued our transformation to commercialize a unique protein sequencing platform designed to enable single molecule next-generation protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics. Highlights of our accomplishments and milestones that informed our executive compensation decisions are described below.
In November 2021, we completed the acquisition of Majelac Technologies LLC to bring chip assembly and packaging capabilities in-house and enhance supply chain reliability. We conducted an early access program, whereby we shipped, installed and provided training on the Platinum instrument across more than 10 sites. We signed a lease for a product development and operations facility in San Diego, California and a new headquarters facility in New Haven, Connecticut. The two facilities will house our increased employee base and support the scale-up of operations in preparation for commercialization.
We ended 2021 in a strong financial position with $471.3 million in cash and cash equivalents and marketable securities, primarily due to the proceeds received from the Business Combination. We believe that our compensation program for senior management, including our NEOs, is an important tool to ensure that we delivered strong operating and financial performance while creating value for our stockholders. Our compensation program is designed to tie executive pay to financial performance and stockholders value creation.
Roles and Responsibilities in the Decision-making Process
Role of the Compensation Committee
Pursuant to its charter, our compensation committee creates the policies that govern base salary, annual cash performance-based incentives, our equity incentive program and other compensation and benefits for our executive officers. Our compensation committee also oversees various executive and employee compensation plans and programs and is responsible for monitoring these plans and programs to confirm that they adhere to our compensation philosophy and objectives. Our compensation committee determines the appropriate compensation levels for our executive officers, evaluates officer and director compensation plans, policies and programs, and reviews benefit plans for our executive officers. Our compensation committee believes that the total compensation paid to our executive officers should be fair, reasonable and competitive, and that a significant portion of the total compensation should be tied to our annual and long-term performance. Our compensation committee reviews and discusses our executive officers’ proposed compensation with the CEO for all executives other than the CEO. The CEO’s compensation is reviewed and discussed solely by the compensation committee, without the CEO present, which then recommends approval of the CEO’s compensation to the board of directors.
Role of Management
Our compensation committee works with members of our management team, including our CEO (except with respect to the CEO’s own compensation), and our human resources, finance and legal professionals. Our management assists the compensation committee by providing information on corporate and individual performance and management’s perspective and recommendations on compensation matters for each executive officer. Our CEO provides recommendations to the compensation committee regarding most compensation matters, including executive compensation and our annual and equity incentive programs. However, the compensation committee does not delegate any of its functions to others in setting the compensation of our NEOs.
Role of Compensation Consultant
Our compensation committee has the authority to retain the services and obtain the advice of external advisors, including compensation consultants, legal counsel, and other advisors to assist in the evaluation of executive officer compensation. In connection with the Business Combination, our compensation committee engaged AON to review our executive compensation policies and practices and to conduct an executive compensation market analysis for public company executives.
AON reviewed the compensation arrangements in place with Legacy Quantum-Si. and advised on all principal aspects of our post Business Combination executive compensation program, including:
•	Assisting in developing a peer group of publicly traded companies to be used to help assess executive compensation;
•
Assisting in developing a competitive compensation strategy and consistent executive compensation assessment practices relevant to a public company, including review and recommendation of the target values of the annual performance-based cash incentive program as well as the equity strategy for the Company covering dilution, grant levels and type of equity; and

•	Meeting regularly with the compensation committee to review all elements of executive compensation including the competitiveness of the executive compensation program against approved peer companies.
Our compensation committee has assessed the independence of AON consistent with the Nasdaq Stock Market listing requirements and has concluded that the engagement of AON does not raise any conflicts of interest.
Peer Companies and Use of Market Data
In determining market competitiveness of executive officer compensation, our compensation committee, with the assistance of its independent compensation consultant, AON, evaluated the market competitiveness of compensation for each of our executive officers in order to guide target compensation decisions for us as a public company. Our compensation committee references a peer group of publicly traded companies in the life sciences industry, with a focus on proteomics technologies where possible, for purposes of gathering data to compare with our existing executive compensation levels and practices and as context for future compensation decisions. Our compensation committee will review and update the compensation peer group each year, as appropriate, to include companies that the compensation committee believes are competitors for executive talent and that are similar to us in terms of their stage of development, market capitalization, number of employees, business focus, structure, financial profile and geographic proximity to us, as applicable. We also recognize that it is unlikely for companies to align equally on all factors, so we consider companies that meet a majority of the criteria. Due to the nature of our business, we compete for executive talent with many companies much larger than we are. Our compensation committee considers peer group and other industry compensation data and the recommendations of our compensation consultant when making decisions related to executive compensation, ultimately giving consideration to the competitiveness of our compensation program, internal perceptions of equity and individual performance and role.
Our peer group for 2021 consisted of the following 19 companies that were selected among publicly traded life sciences companies:
•	Accelerate Diagnostics, Inc.	•	Inovio Pharmaceuticals, Inc.
•	Acutus Medical, Inc.	•	Maravai LifeSciences Holdings, Inc.
•	Berkeley Lights, Inc.	•	NanoString Technologies, Inc.
•	Bionano Genomics, Inc.	•	Personalis, Inc.
•	Butterfly Network, Inc.	•	PureTech Health plc
•	Castle Biosciences, Inc.	•	Quanterix Corporation
•	Cerevel Therapeutics Holdings, Inc.	•	Seer, Inc.
•	Co-Diagnostics, Inc.	•	T2 Biosystems, Inc.
•	Codexis, Inc.	•	SeerVeracyte, Inc.
•	Fluidigm Corporation
Our compensation committee finds comparative data from our peer group to be useful in setting and adjusting executive compensation, but it does not target our programs or any particular element of compensation to be at or within a particular percentile or range compared to our peers. Our compensation committee uses the peer group data primarily to ensure that our executive compensation program and its constituent elements are and remain competitive in relation to our peers, and applies judgment and discretion in establishing targeted compensation levels taking into account not only competitive market data but also the experience of the executive, scope of responsibility, critical skill sets and expertise.
Components of Executive Compensation
The primary elements of our executive compensation program are:
•	Base salary;
•	Annual performance-based cash incentive compensation; and
•	Equity incentive awards.
We also provide broad-based health and welfare benefits and have certain severance and change-in-control benefits. Our intention is to structure these components of our executive compensation program in a way that achieves the objectives of the program of linking and emphasizing pay for performance over both the short- and long-term, aligning executives’ interests with the interests of stockholders and attracting, motivating and retaining highly skilled and experienced executives.
Base Salary
Annual base salary is designed to provide a competitive fixed rate of pay, recognizing different levels of responsibility and performance. Actual salaries reflect the judgment and consideration of numerous factors by the compensation committee. These factors include the NEO’s experience, performance, comparative survey data, internal pay equity, scope of responsibilities, expertise, the criticality of the NEO’s position within the Company, the other elements of compensation received by the NEO, and the NEO’s compensation in comparison to similarly situated executive officers at comparable companies in our peer group.

Following the Business Combination, AON recommended, based on its review of the 2021 peer group proxy statement data, survey data, current industry trends, existing employment arrangements, and other factors specifically related to the Company, increases to the level of base salary of its NEOs to align with base salaries of public company executives. The board of directors and compensation committee considered these recommendations, along with the Company’s and the individual’s overall performance and the unique circumstances associated with any individual executive, in determining these compensation levels, although no particular executive compensation peer group percentile was targeted for any of our NEOs. We increased base salaries effective as of July 1, 2021 for all our NEOs to align our executives with base salaries of those of public company executives and in consideration of internal pay equity.
The following were the annual base salaries of our NEOs in effect at December 31, 2021 and 2020:
Name	2020 Base Salary	2021 Base Salary	% Increase
John Stark(2)	$350,000	$500,000(1)	42.9%
Claudia Drayton(3)	—	$385,000	—
Michael P. McKenna, Ph.D.	$262,500	$440,000(4)	67.6%
Matthew Dyer, Ph.D.	$262,500	$400,000(4)	52.4%
Christian LaPointe, Ph.D.	$240,000	$375,000(1)	56.3%
(1)	The increases in base salaries for Mr. Stark and Dr. LaPointe were effective as of July 1, 2021.
(2)	Mr. Stark’s employment as our CEO terminated effective as of February 8, 2022.
(3)	Ms. Drayton joined Legacy Quantum-Si as its Chief Financial Officer in April 2021. Her initial base salary was $330,000, which was increased to $385,000 effective as of July 1, 2021.
(4)	The base salaries for Dr. McKenna and Dr. Dyer were increased to $275,625 effective as of January 1, 2021, and then were increased to the amounts shown in the table above effective as of July 1, 2021.
In addition, on February 23, 2022, the compensation committee approved increases in the base salaries for Ms. Drayton, Dr. McKenna, and Dr. LaPointe, effective as of March 1, 2022, to $400,000, $450,000, and $385,000, respectively.
Annual Performance-Based Cash Incentive Compensation
The compensation committee believes that, in order to reward performance and overall Company success, a portion of an executive officer’s compensation should be tied to the achievement of the Company’s goals in the form of an annual cash incentive payment. Our executive officers are eligible to receive annual cash incentive awards, with the target bonus opportunity determined as a percentage of their base salary. Bonus payments are based upon the achievement of corporate and/or individual performance goals as determined by the compensation committee. We established this program after the Business Combination in order to focus and incentivize our executives to achieve short-term strategic business objectives.
Following the Business Combination, Mr. Stark’s target as a percentage of base salary for 2021 was increased from 60% to 100% to align his bonus opportunity with similarly situated public company CEOs, and established a target bonus percentage as a percentage of base salary for each of Dr. McKenna, Dr. Dyer, and Dr. LaPointe at 50% of base salary in alignment with the target bonus percentage of 50% previously agreed to with Ms. Drayton in connection with her offer of employment.
For the reasons set forth under “2021 Business Highlights” above, we believe that 2021 was a successful year for us as we completed our Business Combination and continued to make significant progress in advancing our pipeline.

In 2021, following the Business Combination, our board of directors approved corporate goals and objectives that our compensation committee then used to design our annual incentive compensation program for 2021. Under this program, the compensation committee established corporate goals that would apply to all of our executive officers. For 2021, the bonus for our former CEO was based 100% on achievement of such corporate goals and the bonus for our other NEOs was based 70% on achievement of such corporate goals and 30% on achievement of personal goals. As a newly public company the board of directors determined that specific financial metrics would be difficult to achieve and set our 2021 corporate goals that were assessed to determine the achievement of our corporate performance as follows:
•	Achieve early access performance specifications
•	Establish/secure supply chain inventory to achieve 2022 revenue targets (instruments, chips and assays)
•	Enable (ship and train) more than ten early access customers
•	Execute on approved hiring plan and The Sarbanes–Oxley Act of 2002 compliance readiness
•	Establish development programs for single molecule methods/assays (nucleic acids/proteomics/digital analyte)
•	Establishment of a robust governance and communication protocol (applicable to our former CEO only)
On November 9, 2021, our board of directors approved an adjustment to the bonus opportunity for Mr. Stark, such that, with respect to Mr. Stark’s bonus for 2022 performance rather than his bonus for 2021 performance, any bonus determined by the board of directors based upon the achievement of corporate and/or individual performance goals as determined by the board of directors or compensation committee would be payable only upon us achieving commercial revenue in excess of $20.0 million, contingent upon Mr. Stark’s employment through the scheduled date of payment of such bonus. The payment terms were aligned to our commercialization plans.
Based on our board of directors’ assessment and consideration of the relative importance of our goals, our board of directors determined that we achieved 80% of our 2021 corporate goals and based on our compensation committee’s assessment for our NEOs personal goals, all NEOs were paid 90-100% on their individual performance. The compensation committee then determined that bonuses for 2021 performance be paid to our NEOs based on these results. In addition, transaction bonuses were paid in 2021 in connection with the successful completion of consummation of the Business Combination to the following executive officers: John Stark, $8,750; Michael P. McKenna, Ph.D., $250,000; Matthew Dyer, Ph.D., $250,000; and Christian LaPointe, Ph.D. $50,000.
In early 2022, our CEO and other NEOs were awarded their incentive payouts in connection with our achievements in 2021. The following table sets forth the cash bonus payments for 2021 performance:
Name	Incentive Target Amount (as a % of Base Salary)	Annual Target Bonus(1)	Actual Award
John Stark	100%	$425,000	$352,750(2)
Claudia Drayton	50%	$129,062	$115,000
Michael P. McKenna, Ph.D.	50%	$178,906	$150,000
Matthew Dyer, Ph.D.	50%	$168,906	$145,000
Christian LaPointe, Ph.D.	50%	$153,750	$132,500
(1)	The annual target bonus takes into consideration salary adjustments made during 2021.
(2)	Mr. Stark’s employment with us terminated effective as of February 8, 2022 and he received an amount equal to his 2021 bonus under the Stark Separation Agreement.
Equity Incentive Compensation
Our 2013 Employee, Director and Consultant Equity Incentive Plan, as amended (the “2013 Plan”), was in place for many years prior to the Business Combination and was amended in November 2020. Pursuant to the Business Combination, all outstanding awards under the 2013 Plan remain subject to the terms and conditions of the 2013 Plan and the number of shares issued thereunder and the exercise prices were equitably adjusted based on the exchange ratio in connection with the Business Combination. We may not issue new awards under the 2013 Plan. In connection with the Business Combination, we adopted the Quantum-Si Incorporated 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan allows for the grant of options, restricted share awards, restricted share unit awards (each restricted stock unit relating to one share of our Class A common stock) (RSUs), other share or cash-based awards and dividend equivalent awards to employees, non-employee directors and consultants.
We have a broad-based equity compensation program designed to reward and motivate our employees, including our NEOs. Equity awards help align the interests of our NEOs and other employees with the long-term interests of our stockholders and provide an opportunity for employees to acquire an ownership interest in us. The granting of equity awards is also consistent with our compensation philosophy of attracting, retaining and motivating our NEOs to deliver sustainable long-term value and aligning the interests of our executives with those of our stockholders. Prior to the Business Combination, decisions regarding equity awards were made by the Legacy Quantum-Si board of directors. Additionally, all of our executive officers began employment with Legacy Quantum-Si prior to the Business Combination and therefore negotiated the terms of their offer letters of employment with Legacy Quantum-Si which included the terms of their initial equity grants.
The compensation committee reviewed the awards granted to our NEOs prior to the Business Combination to determine if additional grants would be necessary following the Business Combination. Our compensation committee considered, among other things, the value of the annual equity awards received by executives in our peer group and our industry and the size of the annual equity awards as a percentage of our outstanding shares, dilution to existing stockholders and the retention value in the outstanding equity program based on the value of outstanding unvested awards granted to each of our NEOs by Legacy Quantum-Si. Based on that review, at our first regularly scheduled compensation committee meeting post Business Combination, the compensation committee granted stock options to Messrs. McKenna and LaPointe based on their role with the company, individual performance and alignment with our other NEO in accordance with our compensation philosophy as a public company. The compensation committee determined that no other NEOs were granted equity in 2021 after the Business Combination. We will begin a program for granting annual equity awards to our NEOs in the first quarter of 2022.
For the details regarding the grants of our 2021 equity awards see the “2021 Fiscal Year Grants of Plan-Based Awards” table below.
Employee Benefits and Perquisites
Benefits offered to our NEOs serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our NEOs are generally the same as those offered to all other employees.
Employment Agreements and Severance Benefits
Each of our NEOs entered into an offer letter of employment with the Legacy Quantum-Si in connection with the commencement of his or her employment prior to the completion of the Business Combination. All offer letters of employment generally provide for at-will employment and that our NEOs are eligible to participate in employee benefit plans of general applicability to other employees, which we maintain from time to time. Additionally, as described further below, our Executive Severance Plan was approved by the compensation committee in June 2021 following the Business Combination. The compensation committee believed it was necessary to adopt the Executive Severance Plan to ensure better alignment with market data and the benefits offered by the companies in our peer group, and to attract, retain and motivate superior executive talent. The Severance Plan provides for continued payment of the NEOs base salary times a multiplier determined based on the NEO’s title or role with us if he or she is terminated by us without cause. In addition, the Executive Severance Plan provides for “double trigger” vesting upon a change of control meaning that all unvested shares underlying outstanding options and restricted stock units held by an executive will become fully vested upon termination without cause or for good reason within 12 months following a change of control. We have not provided any excise tax gross-ups to any of our NEOs in the event of a change of control.
In addition, as a condition of their employment, each of our NEOs has entered into a confidentiality agreement obligating the officer to refrain from disclosing any of our proprietary information received during the course of employment.

Policy Against Anti-Hedging and Pledging
We maintain an Insider Trading Policy that, among other things, generally prohibits all officers, including our NEOs, directors and employees from engaging in “hedging” transactions with respect to our shares. This includes short sales, hedging of share ownership positions, and transactions involving derivative securities relating to our shares. The Insider Trading Policy also generally prohibits borrowing or other arrangements involving the non-recourse pledge of our shares.
Risk Analysis of Our Compensation Plans
Our management assesses and discusses with our compensation committee our compensation policies and practices for our employees as they relate to our risk management. Based on this assessment, we do not believe that any risks arise from such policies and practices that are reasonably likely to have a material adverse effect on us now or in the future.

COMPENSATION COMMITTEE REPORT
The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.
Members of the Quantum-Si Incorporated Compensation Committee

Ruth Fattori (Chair) Marijn Dekkers, Ph.D. James Tananbaum, M.D.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Introduction
HighCape
None of HighCape’s executive officers or directors received any cash compensation for services rendered to HighCape. HighCape agreed to pay an affiliate of HighCape Capital Acquisition LLC (the “Sponsor”) a total of $10,000 per month, for up to 24 months, for office space, utilities, administrative and support services provided to members of its management team. The Sponsor, executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.
Quantum-Si
The number of securities and exercise prices described in this section have been adjusted as necessary to reflect the number of securities and exercise prices following the Business Combination.
Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to Legacy Quantum-Si for all periods prior to the Business Combination in June 2021 and to us for the period thereafter by our NEOs for the years ended December 31, 2021, 2020 and 2019.
Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John Stark Former Chief Executive Officer and Director(4)	2021	$425,000	$8,750(1)	$15,711,346(10)	$—	$352,750	$43,096(5)	$16,540,942
	2020	$58,333	$—	$—	$—	$—	$7,564	$65,897
	2019	$—	$—	$—	$—	$—	$—	$—
Claudia Drayton Chief Financial Officer(6)	2021	$247,500	$—	$905,322	$1,119,239	$115,000	$—	$2,387,061
	2020	$—	$—	$—	$—	$—	$—	$—
	2019	$—	$—	$—	$—	$—	$—	$—
Michael P. McKenna, Ph.D. President and Chief Operating Officer	2021	$357,813	$250,000(1)	$680,268	$492,946	$150,000	$100,000(7)	$2,031,027
	2020	$262,500	$75,000	$—	$—	$—	$—	$337,500
	2019	$250,000	$50,000	$—	$—	$—	$—	$300,000
Matthew Dyer, Ph.D. Chief Business Officer	2021	$337,813	$250,000(1)	$680,268	$—	$145,000	$25,903(8)	$1,438,984
	2020	$262,500	$75,000	$—	$257,500	$—	$58,868	$653,868
	2019	$250,000	$20,000	$—	$742,788	$—	$44,747	$1,057,535
Christian LaPointe, Ph.D. General Counsel and Corporate Secretary(9)	2021	$307,500	$50,000(1)	$1,333,809	$246,592	$132,500	$—	$2,070,401
	2020	$36,000	$—	$—	$—	$—	$—	$36,000
	2019	$—	$—	$—	$—	$—	$—	$—
(1)	The amount represents discretionary transaction bonuses paid in connection with the consummation of the Business Combination.
(2)
The amount represents the aggregate grant date fair value for restricted stock unit (“RSU”) awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). A discussion of our methodology for determining grant date fair value may be found in Note 12 “Equity Incentive Plan” in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)
The amount represents the aggregate grant date fair value for option awards computed in accordance with ASC 718. A discussion of our methodology for determining grant date fair value may be found in Note 12 “Equity Incentive Plan” in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(4)	Mr. Stark joined Legacy Quantum-Si as its Chief Executive Officer in November 2020 and his employment and service as a member of the board of directors ended effective as of February 8, 2022.
(5)	Consists of a temporary housing allowance for housing and travel to our principal executive office in Connecticut.
(6)	Ms. Drayton joined Legacy Quantum-Si as its Chief Financial Officer in April 2021. Her current annual base salary is $385,000.
(7)
Consists of a loan amount forgiven by us in 2021 prior to the Business Combination which was provided in connection with Dr. McKenna’s commencement of employment. We forgave the loan as consideration for Dr. McKenna’s performance throughout his time at Legacy Quantum-Si.

(8)
Consists of a housing allowance of $12,437 provided to Dr. Dyer in January and February 2021 for housing and travel to our principal executive office in Connecticut and $13,466 provided to Dr. Dyer in February 2021 for relocation expenses.

(9)	Dr. LaPointe joined Legacy Quantum-Si as its General Counsel and Corporate Secretary in November 2020.
(10)
Includes a performance-based RSU award granted to Mr. Stark in 2021. The maximum grant date fair value of this performance-based RSU award, assuming the performance conditions had been achieved in full, is the same ($2,373,254) for Mr. Stark. These RSUs were forfeited in accordance with the Stark Separation Agreement (as defined below).

2021 Fiscal Year Grants Of Plan-Based Awards
The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2021 to each of our NEOs by Legacy Quantum-Si for all periods prior to the Business Combination in June 2021 and us for the period thereafter.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
John Stark	—	$425,000	—	—	—	$—	$—
	2/17/2021	$—	—	1,703,460(3)	—	$—	$13,338,092
	2/17/2021	$—	453,777(4)	—	—	$—	$2,373,254(5)
Claudia Drayton	—	$129,062	—	—	—	$—	$—
	4/20/2021	$—	—	95,700(6)	—	$—	$905,322
	4/20/2021	$—	—	—	191,399(7)	$9.46	$1,119,239
Michael P. McKenna, Ph.D.	—	$178,906	—	—	—	$—	$—
	3/12/2021	$—	—	79,750(8)	—	$—	$680,268
	8/31/2021	$—	—	—	100,000(9)	$9.72	$492,946
Matthew Dyer, Ph.D.	—	$168,906	—	—	—	$—	$—
	3/12/2021	$—	—	79,750(10)	—	$—	$680,268
Christian LaPointe, Ph.D.	—	$153,750	—	—	—	$—	$—
	2/17/2021	$—	—	170,346(11)	—	$—	$1,333,809
	8/31/2021	$—	—	—	50,000(12)	$9.72	$246,592
(1)
Represents the potential 2021 cash incentive bonus payouts assuming target achievement of goals, based upon the NEO’s cash incentive bonus target and base salary in effect on December 31, 2021. No minimum threshold amount or maximum amount beyond the target amount was established. See the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the cash incentive bonuses earned by the NEOs in 2021. See “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Performance-Based Cash Incentive Compensation” for a description of our 2021 Plan.

(2)
The amount represents the grant date fair value for RSU awards and options computed in accordance with ASC 718. A discussion of our methodology for determining grant date fair value may be found in Note 12 “Equity Incentive Plan” in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)
Represents the grant of RSUs made to Mr. Stark. The RSUs vested as to 25% on January 7, 2022, with the remainder vesting in 12 equal quarterly installments thereafter beginning with the quarter ending March 31, 2022, subject to Mr. Stark’s continued service through the applicable vesting date. All of Mr. Stark’s unvested RSUs were forfeited on February 8, 2022 in connection with Mr. Stark’s separation.

(4)
Represents the grant of performance-based RSUs made to Mr. Stark. The performance-based RSUs vest (i) on the closing of a financing in excess of $50 million within three years of Mr. Stark’s commencement of employment with Legacy Quantum-Si at a share price greater than $16.08, or (ii) if within three years of Mr. Stark’s commencement of employment with Legacy Quantum-Si the publicly-listed closing price of our shares is $16.08 or more for any 20 trading days within any 30 consecutive trading day period, subject to Mr. Stark’s continued service through the applicable vesting date. These RSUs were forfeited in accordance with the Stark Separation Agreement.

(5)
The amount represents the maximum grant date fair value for the performance-based RSUs, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 12 “Equity Incentive Plan” in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The maximum grant date fair value of this performance-based RSU award, assuming that the performance conditions are achieved in full, is the same ($2,373,254).

(6)
Represents the grant of RSUs made to Ms. Drayton. The RSUs vest as to 25% on June 30, 2022, with the remainder vesting in 12 equal quarterly installments thereafter, subject to Ms. Drayton’s continued service through the applicable vesting date.

(7)
Represents the grant of stock options made to Ms. Drayton. The shares underlying this option vest as to 25% on June 30, 2022, with the remainder vesting in 36 equal monthly installments thereafter, subject to Ms. Drayton’s continued service through the applicable vesting date.

(8)
Represents the grant of RSUs made to Dr. McKenna. The RSUs vest as to 25% on March 12, 2022, with the remainder vesting in 12 equal quarterly installments thereafter, subject to Dr. McKenna’s continued service through the applicable vesting date.

(9)
Represents the grant of stock options made to Dr. McKenna. The shares underlying this option vest as to 2.083% for 48 months in equal installments beginning on August 31, 2021, thereafter, subject to McKenna’s continued service through the applicable vesting date.

(10)
Represents the grant of RSUs made to Dr. Dyer. The RSUs vest as to 25% on March 12, 2022, with the remainder vesting in 12 equal quarterly installments thereafter, subject to Dr. Dyer’s continued service through the applicable vesting date.

(11)
Represents the grant of RSUs made to Dr. LaPointe. The RSUs vested as to 25% on January 7, 2022, with the remainder vesting in 12 equal quarterly installments thereafter beginning with the quarter ending March 31, 2022, subject to Dr. LaPointe’s continued service through the applicable vesting date.

(12)
Represents the grant of stock options made to Dr. LaPointe. The shares underlying this option vest as to 25% on August 31, 2022, with the remainder vesting in 36 equal monthly installments thereafter, subject to Dr. LaPointe’s continued service through the applicable vesting date.

Employment Arrangements
Legacy Quantum-Si entered into an Offer Letter of Employment with Mr. Stark on October 28, 2020, an Offer Letter of Employment with Ms. Drayton on March 23, 2021, an Offer Letter of Employment with Dr. McKenna in June 2015, an Offer Letter of Employment with Dr. Dyer in March 2016, and an Offer Letter of Employment with Dr. LaPointe on November 4, 2020, which continue to be in effect after the Business Combination, the material terms of which are described below. In addition, we entered into a separation agreement with Mr. Stark in connection with the termination of his employment, the material terms of which are described below. In addition, each NEO has entered into a confidentiality agreement obligating the officer to refrain from disclosing any of our proprietary information received during the course of employment.
John Stark
Legacy Quantum-Si entered into an Offer Letter of Employment with Mr. Stark as Legacy Quantum-Si’s Chief Executive Officer on October 28, 2020. Pursuant to the terms of his Offer Letter, Mr. Stark’s initial annual base salary was $350,000. Effective July 1, 2021, Mr. Stark’s annual base salary was increased to $500,000 and Mr. Stark was eligible to receive an annual target bonus amount of up to 100% of his annual base salary, provided that he was employed with us through the scheduled date of payment of such bonuses. Under the terms of the Offer Letter, Mr. Stark was entitled to a payment of $50,000 following his relocation, to cover relocation expenses that must be repaid to us if Mr. Stark voluntarily terminated his employment before November 2, 2021, as well as a monthly housing allowance of $2,500 (net of required taxes) as a temporary housing stipend until his relocation.
In February 2021, Legacy Quantum-Si entered into a Letter Agreement with Mr. Stark that provided for a grant of Legacy Quantum-Si RSUs in lieu of the options referred to in Mr. Stark’s Offer Letter of Employment. Pursuant to the Letter Agreement, Mr. Stark was granted 1,703,460 RSUs with 25% vesting on January 7, 2022, and the remainder vesting in equal quarterly installments over the following three years beginning with the quarter ending March 31, 2022, subject to Mr. Stark’s continued employment on each vesting date. Pursuant to the Letter Agreement, Mr. Stark received an additional award of 453,777 RSUs that would vest (i) on the closing of a financing in excess of $50 million within three years of Mr. Stark’s start date at a share price greater than $16.08, or (ii) if within three years of Mr. Stark’s commencement of employment with Legacy Quantum-Si the publicly-listed closing price of our shares is $16.08 or more for any 20 trading days within any 30 consecutive trading day period, subject to Mr. Stark’s continued employment on the vesting date.
Effective as of February 8, 2022, Mr. Stark employment as our CEO terminated. In connection with his termination of employment, on February 11, 2022, we entered into a separation agreement with Mr. Stark (the “Stark Separation Agreement”). Pursuant to the terms of the Stark Separation Agreement, Mr. Stark is entitled to: (i) severance pay equal to $500,000, or one year of his current annual base salary, (ii) an annual bonus equal to $352,750 for the year ended December 31, 2021 and (iii) a special bonus equal to $250,000. The Stark Separation Agreement also includes a release and waiver by Mr. Stark and other customary provisions.
Claudia Drayton
Legacy Quantum-Si entered into an Offer Letter for Employment with Ms. Drayton as Legacy Quantum-Si’s Chief Financial Officer on March 23, 2021. Pursuant to the terms of her Offer Letter, Ms. Drayton’s initial annual base salary was $330,000. Effective July 1, 2021, Ms. Drayton’s current annual base salary was increased to $385,000. Ms. Drayton is eligible to receive annual target bonus amount of up to 50% of her annual base salary, provided that she is employed with us through the scheduled date of payment of such bonuses. Ms. Drayton is entitled to receive a payment of $50,000 following her relocation, to cover relocation expenses that must be repaid to us if Ms. Drayton voluntarily terminates her employment prior to 12 months from the payment date of such relocation payment.

Pursuant to the Offer Letter, Ms. Drayton was granted 95,700 RSUs and 191,399 stock options with an exercise price of $9.46 per share, with 25% of each award to vest on June 30, 2022, and the remainder of the options vesting in equal monthly installments, over the following three years and the remainder of the RSUs vesting in equal quarterly installments over the following three years, subject to Ms. Drayton’s continued employment on each vesting date.
Michael P. McKenna, Ph.D.
Legacy Quantum-Si entered into an Offer Letter of Employment with Dr. McKenna, as Legacy Quantum-Si’s President and Chief Operating Officer, on June 1, 2015. Pursuant to the terms of his Offer Letter, Dr. McKenna’s then annual base salary was $200,000. Dr. McKenna’s current annual base salary is $440,000 and Dr. McKenna is eligible to receive annual target bonus amount of up to 50% of his annual base salary, provided that he is employed with us through the scheduled date of payment of such bonuses.
Matthew Dyer, Ph.D.
Legacy Quantum-Si entered into a consulting agreement with Dr. Dyer in February 2015. Legacy Quantum-Si entered into an Offer Letter of Employment letter with Dr. Dyer, as Legacy Quantum-Si’s Head of Informatics and Cloud Strategy in March 2016. Dr. Dyer became Chief Business Officer of Legacy Quantum-Si in December 2020. Pursuant to the terms of the Offer Letter, Dr. Dyer’s then annual base salary was $145,000. Dr. Dyer’s current annual base salary is $400,000 and Dr. Dyer is eligible to receive annual target bonus amount of up to 50% of his annual base salary, provided that he is employed with us through the scheduled date of payment of such bonuses. Dr. Dyer also received a monthly housing allowance of $4,500 as a housing stipend until February 2021.
Christian LaPointe, Ph.D.
Legacy Quantum-Si entered into an Offer Letter for Employment with Dr. LaPointe as Legacy Quantum-Si’s General Counsel and Corporate Secretary on November 4, 2020. Pursuant to the terms of his Offer Letter, Dr. LaPointe’s initial annual base salary was $240,000. Dr. LaPointe’s current annual base salary is $375,000. Dr. LaPointe is eligible to receive annual target bonus amount of up to 50% of his annual base salary, provided that he is employed with us through the scheduled date of payment of such bonuses.
In February 2021, Legacy Quantum-Si entered into a Letter Agreement with Dr. LaPointe that provided for a grant of Legacy Quantum-Si RSUs in lieu of the options referred to in Dr. LaPointe’s Offer Letter of Employment. Pursuant to the Letter Agreement, Dr. LaPointe was granted 213,600 RSUs with 25% vesting on January 7, 2022, and the remainder vesting in equal quarterly installments over the following three years beginning with the quarter ending March 31, 2022, subject to Dr. LaPointe’s continued employment on each vesting date.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2021.
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Options Expiration Date	Number of Shares or Units That have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Unit Rights That Have Not Vested
John Stark	2/17/2021	—	—	—	—	1,703,460(2)	$13,406,230	—	—
	2/17/2021	—	—	—	—	—	—	453,777(3)	$3,571,225
Claudia Drayton	4/20/2021	—	191,399(4)	$9.46	4/20/2031	—	—	—	—
	4/20/2021	—	—	—	—	95,700(5)	$753,159	—	—
Michael P. McKenna, Ph.D.	3/12/2021	—	—	—	—	79,750(7)	$627,633	—	—
	8/31/2021	10,415(6)	89,585	$9.72	8/31/2031	—	—	—	—
Matthew Dyer, Ph.D.	1/11/2018	7,490(8)	—	$2.56	1/11/2028	—	—	—	—
	8/23/2019	159,506(9)	79,744	$3.03	8/23/2029	—	—	—	—
	8/23/2019	115,135(10)	39,886	$3.03	8/23/2029	—	—	—	—
	5/17/2020	60,766(11)	73,228	$2.90	5/17/2030	—	—	—	—
	3/12/2021	—	—	—	—	79,750(12)	$627,633	—	—
Christian LaPointe, Ph.D.	2/17/2021	—	—	—	—	170,346(14)	$1,340,623	—	—
	8/31/2021	—	50,000(13)	$9.72	8/31/2031	—	—	—	—
(1)	The market value of the stock awards is based on the closing price of our Class A common stock of $7.87 per share on December 31, 2021.
(2)
25% of the RSUs vested on January 7, 2022 and the remainder vests, subject to continued service, in 12 equal quarterly installments thereafter beginning with the quarter ending March 31, 2022. All of Mr. Stark’s unvested RSUs were forfeited on February 8, 2022 in connection with Mr. Stark’s separation

(3)
The RSUs vest, subject to continued service (i) on the closing of a financing in excess of $50 million within three years of Mr. Stark’s commencement of employment with Legacy Quantum-Si at a share price greater than $16.08, or (ii) if within three years of Mr. Stark’s start date the publicly-listed closing price of our shares is $16.08 or more for any 20 trading days within any 30 consecutive trading day period. These RSUs were forfeited on February 8, 2022 in connection with Mr. Stark’s separation.

(4)	The shares underlying this option vest, subject to continued service, as follows: 25% on June 30, 2022, with the remainder vesting in 36 equal monthly installments thereafter.
(5)	The RSUs vest, subject to continued service, as follows: 25% on June 30, 2022, with the remainder vesting in 12 equal quarterly installments thereafter.
(6)	The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on August 31, 2021.
(7)	The RSUs vest, subject to continued service, as follows: 25% on March 12, 2022, with the remainder vesting in 12 equal quarterly installments thereafter.
(8)
The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vested on December 31, 2018, with the remainder vesting in equal monthly installments over the following 36 months.

(9)	The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on January 31, 2019.
(10)	The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on May 31, 2019.
(11)	The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on January 31, 2020.
(12)	The RSUs vest, subject to continued service, as follows: 25% on March 12, 2022, with the remainder vesting in 12 equal quarterly installments thereafter.
(13)	The shares underlying this option vest, subject to continued service, as follows: 25% on August 31, 2022, with the remainder vesting in 36 equal monthly installments thereafter.
(14)	25% of the RSUs vested on January 7, 2022 and remainder vests, subject to continued service, in 12 equal quarterly installments thereafter beginning with the quarter ending March 31, 2022.

Option Exercises and Stock Vested in 2021
The following table shows information regarding exercises of options to purchase our Class A common stock and vesting of stock awards held by each NEO during the fiscal year ended December 31, 2021.
Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
John Stark	—	—
Claudia Drayton	—	—
Michael P. McKenna, Ph.D.	—	—
Matthew Dyer, Ph.D.	142,114	$987,744
Christian LaPointe, Ph.D.	—	—
(1)
The value realized on exercise is based on the difference between the closing price of our Class A common stock on Nasdaq on the date of exercise and the applicable exercise price of those options and does not represent actual amounts received by the individual as a result of the option exercises.

Pension Benefits
We do not have any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We do not have any nonqualified defined contribution plans or other deferred compensation plan.
Employee Benefits
Our NEOs participate in employee benefit programs available to our employees generally, including medical and dental insurance, a relocation program, and a tax-qualified 401(k) plan.
Severance Plan
On June 29, 2021, the compensation committee adopted the Quantum-Si Incorporated Executive Severance Plan (the “Severance Plan”). Eligible participants in the Severance Plan include our Chief Executive Officer and our other executive officers, including the NEOs.
Under the Severance Plan, if we terminate a participant’s employment without cause (as defined in the Severance Plan) at any time other than during the twelve month period following a Change in Control (as such term is defined below) (the “Change in Control Period”) then the participant is eligible to receive the following benefits:
•
Severance payable in the form of salary continuation or a lump sum payment. The severance amount is equal to participant’s then-current base salary times a multiplier determined based on the participant’s title or role with us. The multiplier for our Chief Executive Officer is 1.0 and the multiplier for our other executive officers is 0.75.

•
The portion of any outstanding unvested equity award that would vest on an annual cliff vesting date in accordance with the terms of the award during the three months following the participant’s termination date will vest as of the date the termination of such participant’s employment becomes effective.

•	We will pay for company contribution for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) during the severance period.
Under the Severance Plan, if we terminate a participant’s employment without cause or participant resigns for good reason, during the Change in Control Period, then the participant is eligible to receive the following benefits:
•
Severance payable in a single lump sum. The severance amount is equal to participant’s then-current base salary and then-current target annual bonus opportunity, times a change in control multiplier determined based on the participant’s title or role with us. The multiplier for our Chief Executive Officer is 1.5 and the multiplier for our other executive officers is 1.0.

•
Any outstanding unvested equity awards held by the participant under any then-current outstanding equity incentive plan(s) will become fully vested as of the date the termination of such participant’s employment becomes effective.

•	We will pay for company contribution for continuation coverage under COBRA during the severance period.
•
A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by us.

The term Change in Control under the Severance Plan means the occurrence of any of the following events:
(i)
any person or group of persons (other than the Company or its affiliates) becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”) (but excluding any bona fide financing event in which securities are acquired directly from the Company); or

(ii)
the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (i) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, or (ii) immediately following which the individuals who comprise the board of directors immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iii)
the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (ii) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the board of directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof;

(iv)
provided that with respect to Sections (i), (ii) and (iii) above, a transaction or series of integrated transactions will not be deemed a Change in Control (A) unless the transaction qualifies as a change in control within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, or (B) if following the conclusion of the transaction or series of integrated transactions, the holders of the Company’s Class B common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate voting power in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Potential Payments upon Termination or Change-In-Control
The following table sets forth estimates of the payments and benefits each NEO would have been entitled to receive from us upon a termination of employment under the circumstances described in the table effective December 31, 2021. In accordance with SEC rules, the potential payments were determined under the terms of our contracts, agreements, plans and arrangements as in effect on December 31, 2021. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to an NEO depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event.
Name	Compensation Component	Termination Without Cause Absent a Change in Control ($)	Termination Without Cause or For Good Reason Within 12 Months Following a Change of Control ($)
John Stark(2)	Cash compensation	500,000(3)	1,250,000(5)
	Acceleration of unvested options and RSUs	3,351,565(1)	16,757,787(1)
	Benefits and Perquisites	26,905	40,357
Claudia Drayton	Cash compensation	288,750(3)	577,500(5)
	Acceleration of unvested options and RSUs	—	753,159(1)
	Benefits and Perquisites	14,457(4)	19,275(4)
Michael P. McKenna, Ph.D.	Cash Compensation	330,000(3)	660,000(5)
	Acceleration of unvested options and RSUs	156,904(1)	627,633(1)
	Benefits and Perquisites	15,394(4)	20,525(4)
Matthew Dyer, Ph.D.	Cash compensation	300,000(3)	600,000(5)
	Acceleration of unvested options and RSUs	156,904(1)	1,570,585(1)
	Benefits and Perquisites	20,179(4)	26,905(4)
Christian LaPointe, Ph.D.	Cash compensation	281,250(3)	562,500(5)
	Acceleration of unvested options and RSUs	335,152(1)	1,340,623(1)
	Benefits and Perquisites	15,394	20,525
(1)
Value attributable to accelerated vesting of (i) then unvested options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and the closing price of our shares on December 31, 2021, and (ii) then unvested RSUs, determined by multiplying the number of RSUs accelerated by the closing price of our shares on December 31, 2021. The closing price of our shares on December 31, 2021 was $7.87

(2)
Mr. Stark’s employment with us, and his service as a member of the board of directors, terminated effective February 8, 2022. The terms of his separation agreement are discussed above under “Employment Arrangements – John Stark.”

(3)	Twelve months of 2021 base salary continuation for our former CEO and nine months of 2021 base salary continuation for our other NEOs.
(4)	Payment of COBRA premiums during the base salary continuation period.
(5)	Eighteen months of 2021 base salary continuation for our former CEO and twelve months of 2021 base salary continuation for our other NEOs including full bonus payout.

Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2021 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Jonathan M. Rothberg, Ph.D.	$30,673	$12,994,992(3)	—	$221,831(3)	$13,247,496
Marijn Dekkers, Ph.D.	$37,459	$1,479,492(5)	—	—	$1,516,951
Ruth Fattori	$41,621	$1,479,492(5)	—	—	$1,521,113
Brigid A. Makes	$38,846	$199,992	—	—	$238,838
Michael Mina, M.D., Ph.D.(4)	$27,747	$199,992	$2,094,023	—	$2,321,762
Kevin Rakin	$30,522	$199,992	—	—	$230,514
James Tananbaum, M.D.	$31,909	$199,992	—	—	$231,901
(1)	Amounts represent fees earned during 2021 under our Non-Employee Director Compensation Policy.
(2)
Amount represents the aggregate grant date fair value for options and RSUs, computed in accordance with FASB ASC Topic 718. Each non-employee director was granted 20,512 RSUs upon their appointment as our directors following the Business Combination on June 11, 2021. A discussion of the assumptions used in determining grant date fair value may be found in Note 12 “Equity Incentive Plan” in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The RSUs vest in equal annual installments over three years beginning on June 11, 2022, subject to the director’s continued service through the applicable vesting date.

(3)
In connection with the Business Combination Agreement, Legacy Quantum-Si and Dr. Rothberg, the founder of Legacy Quantum-Si, Interim CEO and Executive Chairman of our board of directors, entered into the Executive Chairman Agreement, effective as of the Closing of the Business Combination, pursuant to which Dr. Rothberg advised our CEO and provide guidance to the board of directors. The amount included in the table represents the grant date fair value of a restricted stock unit award granted to Dr. Rothberg in connection with entering into the Executive Chairman Agreement and cash payments paid pursuant to the Executive Chairman Agreement in 2021. A discussion of the terms of the Executive Chairman Agreement can be found below under “Item 13 - Certain Relationships and Related Transactions, and Director Independence - Executive Chairman Agreement with Jonathan M. Rothberg, Ph.D.” Dr. Rothberg will not receive any additional compensation for serving as Interim CEO.

(4)
On April 19, 2021, Michael Mina, M.D., Ph.D. entered into a consulting agreement with Quantum-Si to serve as Legacy Quantum-Si’s Chief Medical Advisor. Under the terms of the consulting agreement, Dr. Mina was eligible to receive $22,500 per month for 60% of full-time service to us. Also pursuant to the terms of the consulting agreement, Dr. Mina was granted an option to purchase shares of Legacy Quantum-Si common stock with an exercise price equal to the fair market value of the common stock on the grant date. The option to purchase 358,875 shares has a per share exercise price of $9.46 and vests in equal monthly installments over three years beginning on May 31, 2021, subject to Dr. Mina’s continued service on each vesting date, provided, however, that during any monthly period when Dr. Mina’s commitment to us is less than 60% of full time service, the number of shares that vest that month would be reduced proportionately based on the reduction in service relative to Dr. Mina’s 60% of full time service commitment, and those unvested shares will be forfeited back to us. During 2021, Dr. Mina did not provide any consulting services to us under the consulting agreement and therefore none of the shares underlying his options have vested and he did not receive any cash compensation. The consulting agreement was terminated on February 14, 2022.

(5)
Each of Dr. Dekkers and Ms. Fattori received 150,000 RSUs in their capacity as directors of Legacy Quantum-Si. The RSUs vest in equal annual installments over three years beginning on June 11, 2022, subject to continued service through the applicable vesting date.

The following table shows the aggregate number of shares subject to options and RSUs held by each of our non-employee directors as of December 31, 2021.
Name	Number of Stock Options Held at Fiscal Year-End	Number of Restricted Stock Units Held at Fiscal Year-End
Jonathan M. Rothberg, Ph.D.	—	1,520,512
Marijn Dekkers, Ph.D.	—	170,512
Ruth Fattori	—	170,512
Brigid A. Makes	—	20,512
Michael Mina, M.D., Ph.D.	279,123	20,512
Kevin Rakin	—	20,512
James Tananbaum, M.D.	—	20,512

Non-Employee Director Compensation Policy
On June 10, 2021, we adopted a non-employee director compensation policy. Pursuant to the policy, the annual retainer for non-employee directors is $50,000. Annual retainers for committee membership are as follows:
Position	Retainer
Audit committee chairperson	$20,000
Audit committee member	$10,000
Compensation committee chairperson	$15,000
Compensation committee member	$7,500
Nominating and corporate governance committee chairperson	$10,000
Nominating and corporate governance committee member	$5,000
These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which they serve and in connection with other business related to the board of directors. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with our travel and other expense policies, as may be in effect from time to time.
In addition, we grant to new non-employee directors upon their initial election to our board of directors (including any non-employee director whose election to our board of directors was approved at the special meeting of stockholders held on June 9, 2021) a number of RSUs having an aggregate fair market value equal to $200,000, determined by dividing (A) $200,000 by (B) the closing price of our Class A common stock on Nasdaq on the date of the grant (rounded down to the nearest whole share), on the first business day after the date that the non-employee director is first appointed or elected to the board of directors. Each of these grants shall vest in equal annual installments over three years from the date of the grant, subject to the director’s continued service as a director on the applicable vesting dates.
Further, in connection with each of our annual meetings of stockholders, each non-employee director automatically receives an option to purchase shares of our Class A common stock having an aggregate grant date fair value of $100,000, valued based on a Black-Scholes valuation method (rounded down to the nearest whole share), each year beginning in 2022 on the first business day after our annual meeting of stockholders. Each of these options has a term of 10 years from the date of the award and vests at the end of the period beginning on the date of each regular annual meeting of stockholders and ending on the date of the next regular annual meeting of stockholders, subject to the director’s continued service through the applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2021.
	(a)	(b)	(c)
Plan category	Plan category Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	12,313,944(1)	$5.14(2)	11,891,127(3)
Equity compensation plans not approved by security holders	—	—	—
Total	12,313,944	$5.14	11,891,127(4)
(1)
Consists of (i) 10,935,482 shares to be issued upon exercise of outstanding options and RSUs under the 2013 Plan and (ii) 1,378,462 shares to be issued upon exercise of outstanding options and RSUs under the 2021 Plan.

(2)	Consists of the weighted-average exercise price of the $5.14 stock options outstanding on December 31, 2021.
(3)
Consists of shares that remained available for future issuance under the 2021 Plan as of December 31, 2021. No shares remained available for future issuance under the 2013 Plan as of December 31, 2021.

(4)
The 2021 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2021 Plan to be added on the first day of each fiscal year, beginning in fiscal year 2022 and ending on the second day of fiscal year 2031. The evergreen provides for an automatic increase in the number of shares available for issuance equal to the lesser of (i) 4% of the number of outstanding shares of common stock on such date and (ii) an amount determined by the plan administrator.

REPORT OF AUDIT COMMITTEE
The audit committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:
The audit committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our board of directors, which is available on our website at www.quantum-si.com. This committee reviews and reassesses our charter annually and recommends any changes to our board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2021, the audit committee took the following actions:
•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and Deloitte & Touche LLP, our independent registered public accounting firm;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit committees; and
•
Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee and the audit committee further discussed with Deloitte & Touche LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Members of the Quantum-Si Incorporated Audit Committee

Brigid A. Makes Marijn Dekkers, Ph.D. Ruth Fattori

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires directors, executive officers, and persons owning more than 10% of any class of a company’s equity securities registered under Section 12 of the Exchange Act to file reports on a timely basis on the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of such equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish those companies copies of all Section 16(a) forms they file.
Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis during the year ended December 31, 2021, with the exception of a Form 4 filing for Kevin Rakin related to transactions that occurred on June 10, 2021, which was inadvertently filed late on June 15, 2021.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
HighCape
Relationship with Sponsor
Prior to the consummation of HighCape’s initial public offering, on June 10, 2020, the Sponsor purchased 2,875,000 shares of HighCape Class B common stock for an aggregate purchase price of $25,000, or approximately $0.009 per share. In June 2020, the Sponsor transferred 30,000 Founder Shares to each of Anthony Loebel, David Colpman and Robert Taub, HighCape’s directors, resulting in the Sponsor holding 2,785,000 Founder Shares.
The Sponsor purchased an aggregate of 405,000 private placement units in connection with HighCape’s initial public offering, at a price of $10.00 per unit, generating gross proceeds, before expenses, of approximately $4,050,000. Each private placement unit consisted of one share of HighCape Class A common stock and one-third of one warrant (with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share). The units sold through the private placement were identical to the units sold in the initial public offering, except that the Sponsor agreed not to transfer, assign or sell any of the units (except to certain permitted transferees) until 30 days after the completion of the Business Combination.
HighCape’s executive offices were located at 452 Fifth Avenue, 21st Floor, New York, NY 10018, which office space was leased by an affiliate of the Sponsor. Commencing upon consummation of its initial public offering, HighCape reimbursed the affiliate of the Sponsor $10,000 per month for office space, utilities, administrative and support services. Upon completion of the Business Combination, HighCape ceased paying these monthly fees.
PIPE Financing
In connection with the execution of the Business Combination Agreement, HighCape entered into the PIPE Investor Subscription Agreements with certain institutional and accredited investors (the “PIPE Investors”), pursuant to which, among other things, HighCape issued and sold in the PIPE Financing an aggregate of 42,500,000 shares of HighCape Class A common stock to the PIPE Investors, for $10.00 per share immediately prior to the Closing, for aggregate gross proceeds to HighCape of $425.0 million. HighCape Partners QSI II Invest, L.P. purchases 601,000 shares of HighCape Class A common stock, HighCape Partners II, L.P. purchased 24,527 shares of HighCape Class A common stock, HighCape Partners QP II, L.P. purchased 1,175,473 shares of HighCape Class A common stock, the Rothberg Family Fund I, LLC purchased 500,000 shares of HighCape Class A common stock, Foresite Capital Fund V, L.P. purchased 1,250,000 shares of HighCape Class A common stock, Foresite Capital Opportunity Fund V, L.P. purchased 1,250,000 shares of HighCape Class A common stock, Glenview Capital Management, LLC purchased 6,000,000 shares of HighCape Class A common stock, Kevin Rakin purchased 50,000 shares of HighCape Class A common stock, the Kevin L. Rakin Irrevocable Trust purchased 50,000 shares of HighCape Class A common stock, Novalis Lifesciences Investments I, LLP (of which Marijn Dekkers, Ph.D. has sole voting and investment control over the entity’s shares) purchased 500,000 shares of HighCape Class A common stock, and Christian LaPointe, Ph.D. purchased 50,000 shares of HighCape Class A common stock in the PIPE Financing.
Subscription Agreements
In addition, concurrently with the execution of the Business Combination Agreement, HighCape entered into Subscription Agreements with certain affiliates of Foresite Capital Management, LLC (the “Foresite Funds”), pursuant to which the Foresite Funds were issued 696,250 shares of HighCape Class A common stock at a price of $0.001 per share for aggregate gross proceeds of $696.25 after a corresponding number of shares of HighCape Class B common stock were irrevocably forfeited by the Sponsor to HighCape for no consideration and automatically cancelled.
Legacy Quantum-Si
Series E Financing
On December 14, 2018, Legacy Quantum-Si entered into a Series E Preferred Stock Purchase Agreement, as amended on January 21, 2019, July 12, 2019, February 21, 2020 and December 18, 2020, pursuant to which Legacy Quantum-Si issued an aggregate of 13,636,092 shares of Legacy Quantum-Si Series E preferred stock at a purchase price of $5.36 per share for aggregate consideration of approximately $73.1 million. The outstanding shares of Legacy Quantum-Si Series E preferred stock were exchanged for shares of our Class A common stock in connection with the Closing of the Business Combination.

The participants in this preferred stock financing include certain holders of more than 5% of Legacy Quantum-Si’s capital stock. The following table sets forth the aggregate number of shares of Legacy Quantum-Si Series E preferred stock issued to these related persons in this preferred stock financing since January 1, 2020:
Name	Shares	Aggregate Purchase Price	Date of Issuance
Foresite Capital Fund IV, L.P.	1,865,672	$10,000,002	February 21, 2020
Foresite Capital Fund IV, L.P.	3,731,343	$19,999,998	December 29, 2020
Foresite Capital Fund V, L.P.	932,836	$5,000,001	December 29, 2020
Lease Arrangements
We occupy office space located at 530 Old Whitfield Street, Guilford, Connecticut, which is owned by PB & AJ Express, LLC, whose manager and owner is Michael Rothberg, who is a sibling of Jonathan M. Rothberg, Ph.D., the founder of Legacy Quantum-Si, Interim CEO and Executive Chairman of our board of directors. We paid PB & AJ Express, LLC on a month-to-month basis for use of the space, and in connection with the Business Combination, we entered into a month-to-month lease with PB & AJ Express, LLC for this space. Under this arrangement, we or Legacy Quantum-Si paid $321,600, $321,600 and $321,600 for the years ended December 31, 2019, 2020 and 2021, respectively, and have incurred and paid $53,600 from January 1, 2022 to February 28, 2022.
We also occupy office space at 351 New Whitfield Street, Guilford, Connecticut, 485 Old Whitfield Street, Guilford, Connecticut, and 3000 El Camino Real, Suite 100 (and previously Suite 130), Palo Alto, California. Legacy Quantum-Si also occupied two locations in New York City that were leased by 4C from unrelated parties located at 251 W 30th Street and a co-working location managed by WeWork. The office space at 485 Old Whitfield Street, Guilford, Connecticut is leased from Oceanco, LLC by 4C, of which Michael Rothberg, who is a sibling of Jonathan M. Rothberg, Ph.D., the founder of Legacy Quantum-Si, Interim CEO and Executive Chairman of our board of directors, is the sole stockholder, and we will have the right to rent rooms at 485 Old Whitfield Street from 4C for $100 per employee per day. The office space at 351 New Whitfield Street, Guilford, Connecticut is leased from an unrelated landlord by 4C. In connection with the Business Combination, 4C subleased space to us at 351 New Whitfield Street, where we occupy such portions of the space as 4C may designate from time to time on a month-to-month basis, and pay our pro rata share of expenses paid by 4C for such space under the master lease. The office space at 3000 El Camino Real is leased from an unrelated landlord by 4C. In connection with the Business Combination, 4C granted us a license to use such portions of the office space at 3000 El Camino Real as 4C may designate from time to time. We pay 4C on a per diem and month-to-month basis, respectively, for use of the space in 485 Old Whitfield Street and 351 New Whitfield Street, but no rental or lease agreement is effective. Legacy Quantum-Si previously occupied Suite 130 located at 3000 El Camino Real in Palo Alto, California, that was leased by 4C from the same unrelated landlord as Suite 100. Under these arrangements, we or Legacy Quantum-Si paid $12,825, $13,095 and $9,225 for the years ended December 31, 2019, 2020, and 2021, respectively, and have incurred $7,375 and paid $0 from January 1, 2022 to February 28, 2022 related to 485 Old Whitfield Street; $39,347, $42,089 and $51,095 for the same time periods, and have incurred $10,074 and paid $0 from January 1, 2022 to February 28, 2022 related to 351 New Whitfield Street; $104,162, $0 and $0 for the same time periods and have incurred and paid $0 from January 1, 2022 to February 28, 2022 related to suite 130 at 3000 El Camino Real; $35,846, $88,348 and $87,259 for the same time periods and have incurred $14,523 and paid $0 from January 1, 2022 to February 28, 2022 related to Suite 100 at 3000 El Camino Real. The total amounts paid to 4C for the New York City locations were $36,634, $11,510 and $0 for the same time periods, and $0 was incurred and paid from January 1, 2022 to February 28, 2022.
We or Legacy Quantum-Si also paid 4C for improvements and other capital expenditures in connection with our use of each of the spaces noted above, $16,595, $0 and $0 during the years ended December 31, 2019, 2020 and 2021, respectively, and have incurred and paid $0 from January 1, 2022 to February 28, 2022.
Amended and Restated Technology Services Agreement
On November 11, 2020, Legacy Quantum-Si entered into an Amended and Restated Technology Services Agreement (the “ARTSA”) by and among 4C, Legacy Quantum-Si and other participant companies controlled by the Rothberg family, including Butterfly Network, Inc., AI Therapeutics, Inc., Hyperfine, Inc., 4Bionics LLC, Tesseract Health, Inc., Liminal Sciences, Inc. and Detect, Inc. Under the ARTSA, Legacy Quantum-Si and the other participant companies agreed to share certain non-core technologies, which means any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, subject to certain restrictions on use, with the other participant companies. The ARTSA provided that ownership of each non-core technology shared by 4C, Legacy Quantum-Si or another participant company remained with the company that originally shared the non-core technology. The ARTSA also provides for 4C to perform certain services to Legacy Quantum-Si and each other participant company, such as general administration, facilities, information technology, financing, legal, human resources and other services. The ARTSA also provided for the participant companies to provide other services to each other. The fees due to 4C or the other participants for such services were allocated to Legacy Quantum-Si and the participant companies based on the total costs and expenses for the relative amount of services and resources used by the participant company, except for services with respect to intellectual property, which were based on a negotiated cost plus methodology. The ARTSA provided that all inventions of 4C, Legacy Quantum-Si or the other participants made in the course of providing such services are owned by the receiving participant and that the receiving participant will grant to the participant company providing the services a royalty-free, perpetual, limited, worldwide, non-exclusive license to use such inventions only in the core business field of the participating company.
The ARTSA had an initial term of five years from the date of the ARTSA and provided that the ARTSA be automatically extended for additional, consecutive one-year renewal terms. Each participating company, including Legacy Quantum-Si, has the right to terminate the ARTSA at any time upon 30 days’ prior notice and 4C had the right to terminate the ARTSA at any time upon 90 days’ prior notice. On February 17, 2021, Legacy Quantum-Si and 4C entered into the First Addendum to the ARTSA, pursuant to which Legacy Quantum-Si agreed to terminate its participation under the ARTSA in connection with the Business Combination. Legacy Quantum-Si entered into a Master Services Agreement (“MSA”) with 4C effective as of February 17, 2021 pursuant to which we may engage 4C to provide services such as general administration, facilities, information technology, financing, legal, human resources and other services, through future statements of work and under terms and conditions to be determined by the parties with respect to any services to be provided.
Legacy Quantum-Si paid an aggregate of $2,213,612 and $1,516,224 during the years ended December 31, 2019 and 2020, respectively, and paid approximately $1,579,000 from January 1, 2021 until the Closing of the Business Combination, for services under the ARTSA. We paid approximately $302,000 from the Closing of the Business Combination until the year ended December 31 2021, and have incurred approximately $138,000 and paid $0 from January 1, 2022 to February 28, 2022, for services under the MSA. On February 1, 2022, we paid approximately $128,000 for services incurred in December 2021 under the MSA.
Technology and Services Exchange Agreement, License Agreements and Binders Collaboration
Legacy Quantum-Si has entered into a Technology and Services Exchange Agreement (the “TSEA”) by and among Legacy Quantum-Si and other participant companies controlled by the Rothberg family, consisting of Butterfly Network, Inc., AI Therapeutics, Inc., Hyperfine, Inc., 4Bionics LLC, Tesseract Health, Inc., Liminal Sciences, Inc. and Detect, Inc. The TSEA with Butterfly Network, Inc. was signed in November 2020, and the TSEA with the remaining participant companies was signed in February 2021 and became effective in connection with the Closing of the Business Combination. Under the TSEA, each participant company may, in its discretion, permit the use of non-core technologies, which include any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, by other participant companies. The TSEA provides that ownership of each non-core technology shared by us or another participant company will remain with the company that originally shared the non-core technology. In addition, any participant company (including us) may, in its discretion, permit its personnel to be engaged by another participant company to perform professional, technical or consulting services for such participant. Unless otherwise agreed to by us and the other participant company, all rights, title and interest in and to any inventions, works-of-authorship, idea, data or know-how invented, made, created or developed by the personnel (employees, contractors or consultants) in the course of conducting services for a participant company (“Created IP”) will be owned by the participant company for which the work was performed, and the recipient participant company grants to the party that had its personnel provide the services that resulted in the creation of the Created IP a royalty-free, perpetual, limited, worldwide, non-exclusive, sub-licensable (and with respect to software, sub-licensable in object code only) license to utilize the Created IP only in the core business field of the originating participant company, including a license to create and use derivative works based on the Created IP in the originating participant’s core business field, subject to any agreed upon restrictions.

Legacy Quantum-Si has entered into license agreements with certain of the TSEA participant companies. Pursuant to an Exclusive Patent License Agreement and Exclusive Software License Agreement, Legacy Quantum-Si has granted Detect, Inc. a worldwide, exclusive (even as to us) royalty-free, fully paid up, perpetual license to exploit certain products and software for the detection of COVID-19 (and other viruses, pathogens and/or components thereof including without limitation nucleic acids that might be useful for understanding COVID-19, including controls for correct application) using a risk assessment assay that performs, without an electronic instrument (except for a small heater and/or fluorescent readout), in an at-home or personal use environment, and/or without the assistance of a health care provider or laboratory professional; (ii) drug discovery, drug development, and drug commercialization (but excluding biological sequencing and protein design using “intelligent” evolution); (iii) ophthalmic imaging and/or measuring, including but not limited to associated point-of-care diagnostics, including but not limited to fluorescence-lifetime imaging (FLI) and/or optical coherence tomography (OCT), and time-of-flight sensors, including but not limited to range finding and 3D imaging; and (iv) protein design using directed evolution. Pursuant to an Exclusive Patent License Agreement and Exclusive Software License Agreement, Legacy Quantum-Si has granted LAM Therapeutics, Inc. a worldwide, exclusive (even as to us) royalty-free, fully paid up, perpetual license to exploit certain products and software for drug discovery, drug development, and drug commercialization (but excluding biological sequencing and protein design using “intelligent” evolution). Pursuant to an Exclusive License Agreement providing for a one-time upfront payment of $100,000 and royalties to us in the mid-single digits, Legacy Quantum-Si has granted Tesseract Health, Inc. a worldwide, exclusive license to exploit certain products for ophthalmic imaging and/or measuring, including but not limited to associated (i) point-of-care diagnostics, including but not limited to fluorescence-lifetime imaging (FLI) and/or optical coherence tomography (OCT), and (ii) time-of-flight sensors, including but not limited to range finding and 3D imaging. In addition, pursuant to the terms of an Exclusive Technology and Patent License Agreement and Exclusive Software License Agreement, Legacy Quantum-Si has granted Protein Evolution, Inc. (“PEI”) a worldwide, exclusive (even as to us) royalty-free, fully paid up, perpetual license to exploit certain products and software for protein design using directed evolution, and pursuant to the terms of an Exclusive Patent Sublicense Agreement with royalties in the low single digits, Legacy Quantum-Si has granted PEI a worldwide, exclusive to license to exploit certain patents, services and technology (i) for protein design using directed evolution (the “PEI Field”) and (ii) for the concentration, purification, analysis and/or other manipulation of biomolecules solely within the PEI Field.
On September 20, 2021, we entered into a Binders Collaboration (the “Collaboration”) with PEI to develop technology and methods in the field of nanobodies and potentially other binders to produce novel biological reagents and related data. The Collaboration is made pursuant to and governed by the TSEA. Dr. Rothberg serves as Chairman of the board of directors of PEI and the Rothberg family are controlling stockholders of PEI. We did not make any payments under the Collaboration for the year ended December 31, 2021 and have not made any payments under the Collaboration since January 1, 2022.
Agreements with Quantum-Si Stockholders
Investors’ Rights, Voting and Right of First Refusal Agreements
In connection with Legacy Quantum-Si’s Series E preferred stock financing, Quantum-Si entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with holders of Quantum-Si’s preferred stock and certain holders of its common stock.
Amended and Restated Registration Rights Agreement
At the Closing of the Business Combination, we, the Sponsor and certain stockholders of Legacy Quantum-Si entered into the Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the parties to the Amended and Restated Registration Rights Agreement were granted certain registration rights with respect to their respective shares of our common stock, in each case, on the terms and subject to the conditions therein.
Executive Chairman Agreement with Jonathan M. Rothberg, Ph.D.
In connection with the Business Combination Agreement, Legacy Quantum-Si and Dr. Rothberg, the founder of Legacy Quantum-Si, Interim CEO and Executive Chairman of our board of directors, entered into the Executive Chairman Agreement, effective as of the Closing, pursuant to which Dr. Rothberg will advise our Chief Executive

Officer and provide guidance to our board of directors. As compensation for Dr. Rothberg’s services under the Executive Chairman Agreement, we will pay Dr. Rothberg a consulting fee of $33,334 per month during the term of the Executive Chairman Agreement. The term of the Executive Chairman Agreement will continue until terminated by us or Dr. Rothberg. Either party may terminate the Executive Chairman Agreement for any reason upon giving thirty (30) days’ advance notice of such termination. In the event of such termination, our only obligation will be to pay Dr. Rothberg any earned but unpaid consulting fee as of the termination date. The Legacy Quantum-Si board of directors granted to Dr. Rothberg 1,500,000 RSUs. The RSUs will vest on the second anniversary of the grant date, without regard to Dr. Rothberg’s continued service to us, with full acceleration of vesting in the event of Dr. Rothberg’s death or disability or a change in control.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
In connection with this Business Combination, we entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements, our restated certificate of incorporation and our bylaws require that we indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the bylaws will also require us to advance expenses incurred by our directors and officers. We will also maintain a general liability insurance policy, which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to us or any of our subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” is:
•	any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year;
•	a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of the Company’s last fiscal year;
•	any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “Significant Stockholder”); or
•	any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Stockholder of the Company.
An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a tenant or employee.
We have has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.
Under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of our voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to the audit committee (or to another independent body of the board of directors) for review.

To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the related person’s interest in the transaction;
•	the approximate dollar value of the amount involved in the transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of business of the Company;
•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to the Company of, the transaction; and
•
any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to us and in our best interests.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
On March 29, 2022, our board of directors nominated Jonathan M. Rothberg, Ph.D., Marijn Dekkers, Ph.D., Ruth Fattori, Brigid A. Makes, Michael Mina, M.D., Ph.D., and Kevin Rakin for election at the annual meeting. If they are elected, they will serve on our board of directors until the 2023 annual meeting of stockholders and until their respective successors have been elected and qualified or subject to their earlier death, resignation or removal. James Tananbaum, M.D. will retire from our board of directors at the conclusion of the 2022 annual meeting of stockholders.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Jonathan M. Rothberg, Ph.D., Marijn Dekkers, Ph.D., Ruth Fattori, Brigid A. Makes, Michael Mina, M.D., Ph.D., and Kevin Rakin as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
Each nominee for director who receives the affirmative vote of a majority of the votes cast will be elected (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee).
OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JONATHAN M. ROTHBERG, PH.D., MARIJN DEKKERS, PH.D., RUTH FATTORI, BRIGID A. MAKES, MICHAEL MINA, M.D., PH.D., AND KEVIN RAKIN AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of WithumSmith+Brown, PC (“Withum”) acted as HighCape’s independent registered public accounting firm. As previously disclosed, as a result of the Business Combination, the audit committee approved the dismissal of Withum as our independent registered public accounting firm. At the completion of the Business Combination, on June 10, 2021, our board of directors engaged Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2021.
Our board of directors proposes that the stockholders ratify this appointment. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2021. We expect that representatives of Deloitte & Touche LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint Deloitte & Touche LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche LLP and concluded that Deloitte & Touche LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.
The following is a summary of fees paid to Withum for services rendered for the period from June 10, 2020 (inception) through December 31, 2020 and fees paid to Deloitte for the fiscal year ended December 31, 2021.
	2021	2020
Audit fees(1)	$1,431,200	$43,775
Audit-related fees(2)	1,155,000	—
Tax fees(2)	—	—
All other fees(2)	—	—
Total	$2,586,200	$43,775
(1)
Audit fees consisted of audit work performed in the preparation of consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as quarterly review procedures and the provision of consents in connection with the filing of registration statements and related amendments, as well as other filings.

(2)	Audit-related fees consisted of services related to the Business Combination in 2021. There were no tax and other related fees in 2021 or 2020, and audit-related fees in 2020.
Our audit committee was formed upon the consummation of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, the audit committee has pre-approved all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.
1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.
Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.
The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.
The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 3
ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our compensation committee or our board of directors. However, the compensation committee and our board of directors will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.
The compensation committee, board of directors and management believe that it is appropriate and in our best interests for our stockholders to vote in favor of an annual advisory vote on the compensation of our named executive officers. An advisory vote each year will permit our stockholders to provide annual feedback to us on our compensation policies, practices and compensation awards for our named executive officers. This is consistent with our policy of giving stockholders the opportunity to voice concerns with management or our board of directors. An annual advisory vote will give the board of directors, the compensation committee and management more timely feedback from the stockholders to allow us to evaluate and adjust, when we consider appropriate, the compensation of our named executive officers.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove our board of directors’ recommendation. The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

CODE OF CONDUCT AND ETHICS
We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.quantum-si.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Quantum-Si Incorporated, 530 Old Whitfield Street, Guilford, Connecticut 06437. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.
OTHER MATTERS
Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2023 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 10, 2023. To be considered for presentation at the 2023 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received not less than 90 days nor more than 120 days prior to the first anniversary of this year’s annual meeting; provided, however, that in the event that the date of the 2023 annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the this year’s annual meeting, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
Proposals that are not received in a timely manner will not be voted on at the 2023 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Quantum-Si Incorporated, 530 Old Whitfield Street, Guilford, Connecticut 06437.
Guilford, Connecticut
March 29, 2022

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Quantum-Si Incorporated

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 9, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: **https://cstproxy.com/quantum-si/2022**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2 AND "ONE YEAR" FOR PROPOSAL 3.

1. Election of Directors

	FOR	AGAINST	ABSTAIN
(1) Jonathan M. Rothberg, Ph.D.	☐	☐	☐
(2) Marijn Dekkers, Ph.D.	☐	☐	☐
(3) Ruth Fattori	☐	☐	☐
(4) Brigid A. Makes	☐	☐	☐
(5) Michael Mina, M.D., Ph.D.	☐	☐	☐
(6) Kevin Rakin	☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. To recommend, by advisory vote, the frequency of executive compensation votes.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	☐	☐	☐

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________2022.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such and you may be required to provide documentation evidencing your power to sign this proxy.

To view the 2022 Proxy Statement, 2021 Annual Report and to Attend the Annual Meeting, please go to: https://cstproxy.com/quantum-si/2022

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

Quantum-Si Incorporated

The undersigned appoints Claudia Drayton and Christian LaPointe, Ph.D., and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Quantum-Si Incorporated held of record by the undersigned at the close of business on March 14, 2022 at the Annual Meeting of Stockholders of Quantum-Si Incorporated to be held on May 10, 2022, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, AND ONE YEAR FOR PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)